As Filed with the Securities and Exchange Commission on August 17, 2001
                           Registration No. 333-65386



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                               AMENDMENT NO. 1 TO


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            VIAVID BROADCASTING, INC.
-------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)


       Nevada                               7389                              98-0206168
----------------------------------------------------------------------------------------------
(State or other jurisdiction of     (Primary Standard Industrial                 (IRS Employer
incorporation or organization)      Classification Code Number)          Identification Number)


                             3955 GRAVELEY STREET -
                    BURNABY, BRITISH COLUMBIA, CANADA V5C 3T4
                                 (604) 669-0047
-------------------------------------------------------------------------------
         (Address, and telephone number, of principal executive offices)

                              3955 GRAVELEY STREET
                    BURNABY, BRITISH COLUMBIA, CANADA V5C 3T4
-------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                            BRIAN KATHLER, PRESIDENT
                              3955 GRAVELEY STREET
                    BURNABY, BRITISH COLUMBIA, CANADA V5C 3T4
                                 (604) 669-0047
-------------------------------------------------------------------------------
           (Name, address, and telephone number, of agent for service)

                                    Copy to:

                           WILLIAM S. CLARKE, ESQUIRE
                             WILLIAM S. CLARKE, P.A.
                      457 NORTH HARRISON STREET, SUITE 103
                           PRINCETON, NEW JERSEY 08540
                                 (609) 921-3663
                            FACSIMILE (609) 921-3933

                Approximate date of proposed sale to the public:
 AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE.


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                         CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      TITLE OF EACH
        CLASS OF                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
    SECURITIES TO BE          AMOUNT TO BE           OFFERING PRICE            AGGREGATE              AMOUNT OF
       REGISTERED              REGISTERED               PER UNIT            OFFERING PRICE        REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Common Stock,              1,840,000               $0.20(1)               $368,000                $92.00
    $.001 par value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Common Stock,            1,290,000(2)              $0.20(3)               $258,000                $65.00
    $.001 par value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Common Stock,             500,000(2)               $0.05(3)                $25,000                 $6.00
    $.001 par value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                                                 TOTAL                 $163.00
------------------------------------------------------------------------ ---------------------- ----------------------

----------------------
(1) The registration fee has been calculated in accordance with Rule 457(c). On July 16, 2001, the average of the bid and asked price for the Company's Common Stock on the OTC Bulletin Board was $0.20.

(2) Plus such additional shares as may be issued pursuant to the anti-dilution provisions of the common stock purchase warrants.

(3) The shares are issuable on exercise of outstanding common stock purchase warrants. Pursuant to Rule 457(g), the Registration fee has been calculated on the basis of the exercise price of the warrants.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                            VIAVID BROADCASTING, INC.
                                3,630,000 SHARES
                                  COMMON STOCK
                           Par Value $0.001 Per Share

                                ----------------


         ViaVid Broadcasting, Inc. provides Webcasting and teleconferencing services to corporate clients throughout North America. These services utilize systems that integrate traditional telephony technology with powerful streaming media technology and Web-based tools. From a simple conference call to a dynamic online presentation, our clients are able to choose the communication solution that best meets their unique needs. We were founded in January of 1999 and have our broadcast facilities located in Burnaby, British Columbia, Canada. We are in the early stages of our business development, have had limited revenues and have incurred losses since our inception. Our growth in revenues is substantially dependent upon our ability to remain abreast with the application and use of the latest technological developments in offering our Webcasting and teleconferencing services.

         This Prospectus relates to the resale by the holders of up to an aggregate of 3,630,000 shares of our Common Stock, including 1,840,000 shares of outstanding Common Stock, 1,290,000 shares issuable on exercise of common stock purchase warrants at $0.20 per share and 500,000 shares issuable on exercise of common stock purchase warrants at $0.05 per share. The shares and warrants were acquired by the selling shareholders directly from us in transactions that were exempt from the registration requirements of the U.S. Securities Act of 1933, as amended.



          Our Common Stock is quoted on the OTC Bulletin Board(R) with a trading symbol of "VVDB." On August 13, 2001, the closing bid quotation of our Common Stock as reported on the OTC Bulletin Board(R) was $0.13. Quotations for our Common Stock first were entered onto the OTC Bulletin Board on January 4, 2000.


          We expect that these shares of Common Stock may be sold or distributed from time to time by or for the account of the holders through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, including pledgees, at market prices prevailing at the time of sale or at prices otherwise negotiated. The shares also may be sold by donees or by other persons acquiring the shares. We will receive no portion of the proceeds from the sale of the shares. We will bear certain expenses incident to the registration of the shares.

          We ask that you consider carefully the risk factors beginning on page 8 of this prospectus. There can be no assurance that our business plan will be successful.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------



                THE DATE OF THIS PROSPECTUS IS AUGUST _____, 2001


                                TABLE OF CONTENTS

Summary......................................................................................  4

Risk Factors.................................................................................  8

Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private
Securities Litigation Reform Act of 1996.....................................................  6

Use of Proceeds.............................................................................. 19

Price Range of Common Stock.................................................................. 20

Dividend Policy.............................................................................. 20

Management's Discussion and Analysis of Financial Condition or Plan of Operation............. 21

Description of Business...................................................................... 25

Directors, Executive Officers, Promoters and Control Persons................................. 36

Executive Compensation....................................................................... 37

Certain Relationships and Related Transactions............................................... 39

Selling
Securityholders.............................................................................. 40


Plan of Distribution......................................................................... 41

Security Ownership of Certain Beneficial Owners and Management............................... 42

Description of Securities.................................................................... 43

Disclosure of Commission Position of Indemnification for Securities Act Liabilities.......... 44

Index to Financial Statements................................................................ F-1


                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and its rules and regulations. This means that we file reports, proxy and information statements and other information with the Securities and Exchange Commission. The reports, proxy and information statements and other information that we file can be read and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, Northwest, Washington, DC 20549; and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, Northwest, Washington, DC 20549. The Commission maintains a Web site that contains the reports, proxy and information statements and other information that we file electronically with the Commission and the address of that Web site is http://www.sec.gov.

         This Prospectus is part of a registration statement we filed with the Commission. You should rely only on the information or representations provided in this Prospectus and any information we have incorporated by reference. We have authorized no one to provide you with any information other than that provided in this Prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document

                                     SUMMARY


         The following summary is qualified in its entirety by the more detailed information, financial statements and other data appearing elsewhere in this Prospectus. At various places in this Prospectus, we may make reference to the "Company." When we use that term, we mean ViaVid Broadcasting, Inc., a Nevada corporation and its wholly-owned subsidiary, ViaVid Broadcasting Corp.

VIAVID BROADCASTING, INC.

         Our primary business is to provide Webcasting and teleconferencing services to corporate clients throughout North America. These services utilize systems that integrate traditional telephony technology with powerful streaming media technology and Web-based tools. From a simple conference call to a dynamic online presentation, our clients are able to choose the solution that best meets their unique communication needs.

         We have only recently commenced business and we have earned only minimal revenues to date. There can be no assurance that our business plans will be successful. Our business is still in the development stage

         Our principal executive offices are located at 3955 Graveley Street, Burnaby, British Columbia, V5C 3T4 (telephone no. (604) 669-0047).

SECURITIES BEING OFFERED          3,630,000 shares of our Common Stock,
                                  including 1,840,000 shares of outstanding
                                  Common Stock, 1,290,000 shares issuable on
                                  exercise of common stock purchase warrants at
                                  $0.20 per share and 500,000 shares issuable on
                                  exercise of common stock purchase warrants at
                                  $0.05 per share.
SECURITIES ISSUED
AND TO BE ISSUED                  10,453,000 shares of common stock were
                                  issued and outstanding as of the date of this Prospectus, excluding the 1,790,000 shares issuable on exercise of the common stock purchase warrants. All of the common stock to be sold pursuant to this prospectus will be sold by existing shareholders.

USE OF PROCEEDS                   We will not receive any proceeds from the sale
                                  of the common stock by the selling
                                  securityholders. In the event all 1,790,000 warrants are exercised, we will receive proceeds of $283,000. See "Use of Proceeds."

RISK FACTORS                      For a discussion of certain risks you should
                                  consider in connection with a purchase of the shares of our Common Stock, see "Risk
                                  Factors."

SUMMARY HISTORICAL FINANCIAL DATA



         The summary historical financial information presented below has been derived from our audited financial statements for the years ended March 31, 2001 and March 31, 2000, from our unaudited financial statements for the period from January 29, 1999 (incorporation) to March 31, 2001 and from our unaudited financial statements for the quarters ended June 30, 2001 and June 30, 2000.

                                PERIOD JANUARY 20, 1999         YEARS ENDED MARCH 31,              QUARTERS ENDED JUNE 30,
                                ------------------------       ---------------------               -----------------------
                                  (INCORPORATION) TO
                                  -------------------
                                     MARCH 31, 2001          2001                2000              2001                2000
                                     --------------          ----                ----              ----                ----

                                       (AUDITED)           (AUDITED)           (AUDITED)        (UNAUDITED)         (UNAUDITED)

CONSOLIDATED
STATEMENT OF
OPERATIONS DATA:

Revenue                                 $87,864               $39,784             $44,644          $37,372            $4,689

Expenses                             $2,195,454            $1,065,056          $5,055,294         $306,642          $236,588

Loss for the period                 $(2,095,175)          $(1,018,361)         $1,005,146        $(268,578)        $(229,492)

Loss per share                                                 $(0.14)             $(0.16)          $(0.03)           $(0.03)
(basic and diluted)

                                                 AS OF JUNE 30, 2001    AS OF MARCH 31, 2001
                                                 -------------------    --------------------

                                                      (UNAUDITED)              (AUDITED)
                                                                               ---------
BALANCE SHEET DATA:

Cash                                                      $21,787                $51,918

Working capital deficiency                               $(16,044)               $(1,278)


Total assets                                             $225,199               $253,904

Total stockholders' equity                               $149,145               $162,012



    CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1996

          With the exception of historical matters, the matters discussed in this Prospectus are "forward-looking statements" as defined under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Forward-looking statements made herein include, but are not limited to, the statements in this Prospectus regarding our plans and objectives for our future operations, including plans or objectives relating to our intentions to provide webcasting and teleconferencing services, streaming media technology and Web-based tools to create, develop and offer financial news and information, and other content through the Internet and other dissemination services and products or services, our plans and objectives regarding revenues and expenses in future periods, our needs for capital expenditures, research and development, our ability to maintain our competitive position, our plans and objectives and needs to raise additional capital, the terms on which such capital can be raised, the period over which any capital available currently to us or raised in the future will be sufficient to meet our current or future levels of operating and research and development expenses, and our plans regarding the uses of that capital, as well as any other prospective financial information concerning us. Forward-looking statements made in this Prospectus include the assumptions made by management as to the future growth and business direction of the publication of corporate financial information over the Internet, e-commerce through the facilities of the Internet and the role of video and audio production and Internet news broadcasting. They also include our beliefs as to our ability to compete successfully and maintain our technological position relative to other providers of streaming media and Web-based communication services. They also include our beliefs as to the willingness of public reporting issuers of securities to use our services for Webcasting and teleconferencing and to broadcast corporate news and information on the Internet and for us to derive revenues from providing this service. We cannot assure you that our assumptions in this regard or our views as to the commercial viability of our business plans discussed herein will prove to be accurate. Likewise, we cannot assure you that we will be successful in growing our user and customer base as we plan, attracting companies to use our Internet-based communication services for the dissemination of their news information, realizing material amounts of Webcasting or other revenues, achieving any commercial advantage relative to other financial news dissemination media companies or raising the additional capital required to support our operations or the terms and conditions on which such capital can be raised. Our ability to realize revenues and raise additional capital from the business plans discussed herein cannot be assured. If our assumptions are incorrect or our webcasting or other growth plans or plans to realize revenues or raise additional capital fail to materialize, we may be unsuccessful in developing as a viable business enterprise. Under such circumstance your entire investment will be in jeopardy and may be lost. Our business plan has evolved over time, and we expect that our plans will evolve further in the future. Our inability to meet our goals and objectives or the consequences to us from adverse developments in general economic or capital market conditions and our inability to raise additional capital could have a material adverse effect on us. We caution you that various risk factors accompany those forward looking statements and are described, among other places, under the caption "Risk Factors" herein, beginning on page 8. They are also described in our Annual Report on Form 10KSB, Quarterly Reports on Form 10-QSB, and our Current Reports on Form 8-K. These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this Prospectus and could adversely affect our financial condition and our ability to pursue our business strategy and plans.

                                  RISK FACTORS


         An investment in shares of our Common Stock involves a high degree of risk. You should consider the following factors, in addition to the other information contained in this Prospectus, in evaluating our business and proposed activities before you purchase any shares of our common stock. You should also see the "Cautionary Statement for Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1996" regarding risks and uncertainties relating to us and to forward looking statements in this Prospectus.


RISKS APPLICABLE TO OUR BUSINESS

WE HAVE AN EXTREMELY LIMITED OPERATING HISTORY AND ALSO HAVE A HISTORY OF NET LOSSES


         We have had an extremely limited operating history. Our business was established in January 1999 and we began operations on the Internet in February 1999. Our total revenues since inception through June 30, 2001 are $125,236. Our total losses since inception through June 30, 2001 are $2,363,753. An investor must consider the risks, expenses and difficulties frequently encountered by companies such as ours, in the early stages of their development. Our business plan has evolved over time and therefore, we experience additional risks resulting from the changes we make in our business plan. As changes in the industry further develop, we may need to make further changes to our business plan. We cannot assure you that we will be successful in addressing the risks we confront. We cannot assure you that our revenue will grow sufficiently to assure our future success. We must increase our revenues in order to continue our operations. New companies, such as ours, experience expenses, difficulties and unforeseen problems that create a higher risk of business failure. If we are not successful in overcoming these expenses and difficulties, our business may fail.


FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING


         The report of our independent auditors on their audit of our financial statements as of March 31, 2001 contains an explanatory paragraph that describes an uncertainty as to our ability to continue as a going concern due to our recurring losses and our necessity to obtain additional financing. At March 31, 2001, we had current assets of $89,614 and current liabilities of $90,892 and at June 30, 2001, we had current assets of $60,010 and current liabilities of $76,054. In order to meet our Plan of Operations, we will need to raise additional capital. Our budget for the year ending March 31, 2002 calls for us to raise an additional $1,000,000 in capital during the year ending March 31, 2002. There can be no assurance that any additional financing will be available to us on favorable terms, or at all. If adequate funds are not available or not available on acceptable terms, we may not be able to fund our business plans as we desire, or, develop or enhance services or respond to competitive pressures. Any such inability could have a material adverse effect on our business, results of operations and financial condition. Additional funds raised through the issuance of equity or convertible debt securities, will result in reducing the percentage ownership of our stockholders and, our stockholders may experience additional dilution. Such securities may have rights, preferences or privileges senior to those of the rights of our Common Stock.

         As a result of our limited operating history, we have limited meaningful historical financial data upon which our planned operating expenses can be based. Accordingly, our anticipated expense levels in the future are based in part on our expectations as to future revenue. Once established, these expense levels will become, to a large extent, fixed. Revenues and operating results generally will depend on the volume of, timing of and ability to complete transactions, which are difficult to forecast.

         In addition, there can be no assurance that we will be able to accurately predict our revenue, particularly in light of the unproven and evolving manner in which we derive our revenue, the intense competition for the marketing of our services, revenue-sharing opportunities, our limited operating history and the uncertainty as to the broad acceptance of the Web as a communications medium. We may be unable to adjust our spending in a timely manner to compensate for disappointing results of our marketing efforts and efforts to develop revenue, any unexpected revenue shortfall or other unanticipated changes in the Internet industry. Our failure to accurately make such predictions or adjustments in our spending would have a material adverse effect on our business, results of operations and financial condition.

POSSIBLE INABILITY TO IMPLEMENT OUR BUSINESS STRATEGY

         Our business strategy includes increasing our revenues from the teleconferencing and Webcasting industry. To achieve our business objective, we believe we must:

    o Sell our services to a wide range of business customers, using both direct and indirect sales channels to drive revenue growth.

    o Create a positive online experience for our customers and their target audience, thereby encouraging participants to virally promote our services within the corporate and online community.

    o Promote our services as day-to-day business communication tools used for teleconference meetings, real-time corporate demonstrations, and interactive training sessions, among other corporate communications needs.

    o Continue to develop proprietary software and hardware enhancements that integrate traditional telephony solutions with the most current Internet technologies and thereby maintain our competitive position.

    o Expand our telephony, Internet, and supporting hardware infrastructure in anticipation of the development of future services and enhancements and expand our storage capacity in anticipation of increased customer demand.

    o Explore possible strategic relationship opportunities that will expand our position within the Webcasting and teleconferencing industry that will enhance our service offerings, technology, infrastructure, and distribution channels.

         In order to accomplish the forgoing objectives, we will require substantial amounts of additional capital that is not currently available to us. We estimate that we will require $1,000,000 of additional capital to be applied to meeting these objectives through March 31, 2002.

         If we are not successful in implementing all components of our business strategy successfully, our operating results and financial condition may be harmed and our business may fail.

POSSIBLE INABILITY TO GENERATE REVENUES AND PROFITABLE OPERATIONS

         We have earned minimal revenues to date and we are presently not profitable. Our business and marketing strategy contemplates that we will earn revenues from providing Webcasting and teleconferencing services to corporate clients throughout North America. If we are not able to generate material revenues from these activities or if the revenues generated do not exceed the operating costs of our business, then our business will not be profitable and our business may fail.

ANTICIPATED LOSSES IN FUTURE PERIODS


         During the year ended March 31, 2001, we incurred a loss of $1,018,361 on revenues of $39,784. During the three months ended June 30, 2001, we incurred a loss of $268,578 on revenues of $37,372. We expect that our operating expenses will increase as we implement our business and marketing strategy due to the following factors:


    o We expect that increased usage of our services will lead to increased operating expenses and require additional capital expenditures on new computer equipment, software and technology.

    o We expect our operating expenses will continue to increase as we expand the technical capabilities of our products and services to meet competition.

    o We expect our operating expenses will increase as we solicit potential customers.

     If our operating expenses increase as anticipated, we will realize additional losses for the foreseeable future.

DEPENDENCE ON WEBCASTING AND TELECONFERENCING REVENUE

        We currently derive the principal portion of our revenue from the sale of webcasting and teleconferencing services to corporate clients throughout North America. We currently expect that webcasting and teleconferencing will continue to be the principal source of our revenue in the foreseeable future.

        Our ability to generate webcasting revenue will depend on several factors, including:

    o   the pricing of webcasting services by others,

    o   our ability to develop and retain a skilled sales force.

         As a result of the evolving nature of Webcasting and the use of the Internet as a communication medium and our limited operating history, we cannot accurately forecast our revenue. Current and future expense levels are based principally on anticipated future revenues and, as we increase the scope of our activities, these expenses, to a large extent, will increase and become fixed. Accordingly, we may be unable to adjust spending to compensate for shortfalls in our anticipated revenues. If our revenues do not materialize as anticipated, this could have an immediate material adverse effect on our business, financial condition and results of operations, which could lead to an investor's loss of his investment in our company.

         Our quarterly operating results may fluctuate significantly because of a variety of factors, many of which are outside our control, including:

        o   overall usage levels of our services,

        o   the amount and timing of our capital expenditures,

        o   costs relating to the expansion of our operations,

        o price competition or pricing changes in Webcasting and teleconferencing, and

        o   costs relating to technical difficulties or system downtime.

         Quarterly comparisons of our results of operations are not expected to be a reliable indication of our future performance.

COMPETITION IN THE WEBCASTING SERVICES MARKET IS INTENSE AND WE MAY BE UNABLE TO COMPETE SUCCESSFULLY.

         The market for Webcasting services is relatively new, rapidly evolving and intensely competitive. Competition in the marketing of these services will continue to intensify and may force us to reduce our prices, or cause us to experience reduced sales and margins, loss of customers and reduced acceptance of our services.

         Substantially all of our current and potential competitors have larger and more established customer bases, longer operating histories, greater name recognition, broader service offerings, more employees and significantly greater financial, technical, marketing, public relations and distribution resources than we do. As a result, these competitors may be able to spread costs across diversified lines of business, and therefore, adopt aggressive strategies, such as pricing structures and marketing campaigns, that reduce our ability to compete effectively. Telecommunication providers, for example, enjoy lower per-minute long distance costs as a result of their ownership of the underlying telecommunication network. We expect that many more companies will enter this market and invest significant resources to develop webcasting services. These current and future competitors may also offer or develop products or services that perform better than ours.

         In addition, the Internet industry has recently experienced substantial consolidation and a proliferation of strategic transactions. We expect this consolidation and strategic partnering to continue. Acquisitions or strategic partnerships involving our current and potential competitors could harm us in a number of ways. For example:

    o competitors could acquire or partner with companies with which we have distribution relationships and discontinue our relationship, resulting in the loss of distribution opportunities for our services;

    o a competitor could be acquired by or enter into a strategic relationship with a party that has greater resources and experience than we do, thereby increasing the ability of the competitor to compete with our services; or

    o   a competitor could acquire or partner with one of our key suppliers.

         If we fail to offer competitive pricing, we may not be able to attract and retain customers.

         Because the Webcasting market is relatively new and still evolving, the prices for these services are subject to rapid and frequent changes. In many cases, businesses provide their services at significantly reduced rates, for free or on a trial basis in order to win customers. Due to competitive factors and the rapidly changing marketplace, we may be required to significantly reduce our pricing structure, which would negatively affect our revenues, margins and our ability to achieve or sustain profitability.

MANAGEMENT OF GROWTH AND RELATIONSHIPS; BRIEF TENURE OF MANAGEMENT; DEPENDENCE ON KEY PERSONNEL


         In developing our business plan, we expect to be required to establish and manage multiple relationships with various strategic providers of services, technology licensors, marketers and other third parties. To date, only a limited number of such relationships have been established. The requirements to enter into these relationships will be exacerbated in the event of our material growth or in the number of third party relationships, and there can be no assurance that our systems, procedures or controls will be adequate to enable us to establish and enter into these relationships, to support any substantial growth in our operations or that our management will be able to implement or manage any growth effectively.

         To effectively manage growth, we must establish, implement and improve operational, financial and management information systems and expand, train and manage our employee base. Our development is and will continue to be substantially dependent on the abilities and performance of our executive officers and other key employees. The loss of the services of any of our executive officers or other key employees could have a material adverse effect on our prospects, business development, and results of operations and financial condition. Competition for senior management, experienced sales and marketing personnel, qualified Web engineers and other employees is and is expected to continue to be intense. There can be no assurance that we will be successful in attracting and retaining such personnel. There can be no assurance that we may not experience difficulty from time to time in hiring and retaining the personnel necessary to support the growth of our business. Our failure to successfully manage our personnel requirements would have a material adverse effect on our business, results of operations and financial condition.

         Our performance is substantially dependent on the continued services and performance of our senior management and other key personnel, including Brian Kathler, President and a Director, Paul Watkins, Secretary/Treasurer and a Director, Robert Gamon, a Director and James King, a Director. We do not have long-term employment agreements with any of our key personnel and maintain no "key person" life insurance policies. Our future success also depends on our ability to identify, attract, retain and motivate highly skilled, technical, managerial, sales, marketing and customer service personnel. Competition for such persons is intense. We cannot assure you that we will be able to attract or retain such personnel. The failure to do so could have a material adverse effect on our business, financial condition and results of operations.

         OUR WEBCASTING SERVICES MAY BECOME SUBJECT TO TRADITIONAL TELECOMMUNICATIONS CARRIER REGULATION BY FEDERAL AND STATE AUTHORITIES, WHICH WOULD INCREASE THE COST OF PROVIDING OUR SERVICES AND MAY SUBJECT US TO PENALTIES.

         We believe our Webcasting service is not subject to regulation by the U.S. Federal Communications Commission or any other state or provincial public service commission. The FCC and state or provincial public service commissions, however, may require us to submit to traditional telecommunications carrier regulations for our Webcasting service under the Communications Act of 1934, as amended, and various state laws or regulations as a provider of telecommunications services. If the FCC or any state public service commission seeks to enforce any of these laws or regulations against us, we could be prohibited from providing the voice aspect of our Webcasting service until we have obtained various U.S. federal and state licenses and filed tariffs. We believe we would be able to obtain those licenses, although in some states, doing so could significantly delay our ability to provide services. We also would be required to comply with other aspects of federal and state laws and regulations. Subjecting our Web-conferencing service to these laws and regulations would increase our operating costs, could require restructuring of those services to charge separately for the voice and Internet components, and would involve on-going reporting and other compliance obligations. We also might be subject to fines or forfeitures and civil or criminal penalties for non-compliance.

OUR BUSINESS WILL SUFFER IF OUR SYSTEMS FAIL OR BECOME UNAVAILABLE.

         A reduction in the performance, reliability or availability of our systems will harm our ability to distribute our services to our users, as well as our reputation. These disruptions may be due to service or network outages, periodic system upgrades, and internal system failure. To the present, we have not experienced any material service disruptions. Because our revenue depends largely on the numbers of calls and users and the amount of minutes consumed by users, our business will suffer if we experience frequent or extended system interruptions.

         We maintain our primary data facility and hosting servers at our headquarters in Burnaby, British Columbia, Canada. Our operations depend on our ability to protect these facilities and our systems against damage or interruption from fire, power loss, water, telecommunications failure, vandalism, sabotage and similar unexpected events. In addition, a sudden and significant increase in traffic on our systems or infrastructure could strain the capacity of the software, hardware and systems that we use. This could lead to slower response times or system failures. The occurrence of any of the foregoing risks could cause service interruptions and, as a result, materially harm our reputation, negatively affect our revenue, and our ability to achieve or sustain profitability.

IF OUR SECURITY SYSTEM IS BREACHED, OUR BUSINESS AND REPUTATION COULD SUFFER.

         We must securely receive and transmit confidential information over public networks and maintain that information on internal systems. Our failure to prevent security breaches could damage our reputation and expose us to risk of loss or liability. Our internal systems are accessible to certain of our employees. Although each of these employees is subject to a confidentiality agreement, we may be unable to prevent the misappropriation of this information. Our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. We may be required to expend significant capital and other resources to ensure adequate encryption and additional technologies to protect against security breaches or to alleviate problems caused by any breach. If we fail to provide adequate security measures to protect the confidential information or our customers, our customers may refrain from using our services, potential customers may not want to use our services, and as a result, our operating results would be harmed.

DEPENDENCE ON LICENSED TECHNOLOGY

         We rely on certain technology licensed from third parties for use in operating and managing our Internet site and providing related services to users. We cannot assure you that such technology licenses will be available at all, that they will be available on reasonable commercial terms or that they will operate as intended.

DEPENDENCE ON GROWTH IN INTERNET USE

         Our future revenue will depend largely on the widespread acceptance and use of the Internet as a communication source. Rapid growth in Internet use is a recent trend and market acceptance of the Internet as a communication medium is highly uncertain. The Internet may not be accepted as a viable communications medium for distribution of information for a number of reasons, including:

    o    inadequate development of the network infrastructure,

    o    inadequate development of enabling technologies, and

    o    concerns about privacy and security among users.

RAPID TECHNOLOGICAL CHANGE

         The market for Internet services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. We will be required to continually improve the performance, features and reliability of our infrastructure and products and services, particularly in response to competition and changing customer demands. We cannot assure you that we will be successful in responding rapidly, cost-effectively or adequately to such developments.

NEW SERVICE RISKS

        Our future success will depend in part on our ability to expand our Internet communications abilities to include new services. Costs related to developing new services are expensed as they are incurred while revenue related to these new services typically builds over time and, accordingly, our profitability from year to year may be adversely affected by the number and timing of new service launches. In addition, we cannot assure you that any new areas or services will be developed in a timely or cost-effective manner or that they will be successful.

RISKS ASSOCIATED WITH BRAND DEVELOPMENT

         We believe brand identity is important to attracting and expanding our client base. We believe the significance of brand and name recognition will intensify as the number of competing companies increases. We cannot assure you that we will be able to develop our brand identity so as to gain any significant market recognition.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

         We are not currently subject to direct regulation by any U.S. or Canadian government agency, other than regulations applicable to businesses generally. There are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, a number of legislative and regulatory proposals are under consideration by U.S. and Canadian federal, state, provincial, local and foreign governmental organizations. It is possible that a number of laws or regulations may be adopted with respect to the Internet relating to such issues as user privacy, user screening to prevent inappropriate uses of the Internet by, for example, minors or convicted criminals, taxation, infringement, pricing, content regulation, quality of products and services and intellectual property ownership and infringement. The adoption of any such laws or regulations may decrease the growth in the use of the Internet, which could, in turn, decrease the demand for our services, increase our cost of doing business, or otherwise have a material adverse effect on our business, results of operations and financial condition.

         Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, trademark, trade secret, obscenity, libel and personal privacy is uncertain and developing. Any new legislation or regulation, or application or interpretation of existing laws, could have a material adverse effect on our business, results of operations and financial condition. There can be no assurance that any legislation will not be enacted in the future that could expose us to substantial liability. Legislation could also dampen the growth in the use of the Web generally and decrease the acceptance of the Web as a communications and commercial medium. The result could, thereby, have a material adverse effect on our business, results of operations and financial condition.

         A number of legislative proposals have been made at the U.S. and Canadian federal, state, provincial and local level that would impose additional taxes on the sale of goods and services over the Internet and certain jurisdictions have taken measures to tax Internet-related activities. The U.S. Congress enacted the Internet Tax Freedom Act on October 21, 1998 which imposes a national moratorium in the United States on state and local taxes on Internet access services, on-line services, and multiple or discriminatory taxes on electric commerce effective October 1, 1998 and ending three years after its enactment. Various proposals are under discussion regarding possible taxes subsequent to the expiration of the moratorium. There can be no assurance that, once such moratorium is lifted, some type of U.S. federal and/or state taxes will not be imposed upon Internet commerce, and there can be no assurance that such legislation or other attempts at regulating commerce over the Internet will not substantially impair the growth of our services on the Internet and as a result, our opportunity to derive financial benefit from these activities may be adversely affected.

         Due to the global nature of the Web, it is possible that, although our transmissions over the Internet originate primarily in British Columbia, Canada, the governments of various states in the United States and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. There can be no assurance that violations of local laws will not be alleged or charged by state or foreign governments, that we might not unintentionally violate such laws or that such laws will not be modified, or new laws enacted, in the future. Any of the foregoing developments could have a material adverse effect on our business, results of operations and financial condition.

         In addition, as our services are available over the Internet in multiple foreign countries, provinces, states and other jurisdictions, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of those jurisdictions. We are qualified to do business only in British Columbia, and our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on our business, results of operations and financial condition.

LIABILITY FOR INFORMATION RETRIEVED FROM THE WEB; ABSENCE OF LIABILITY INSURANCE

         Because financial and other information is broadcast to the securities marketplace and elsewhere using our services, there is a potential that claims will be made against us as a participant in the process of distributing this information to investors. We may also be exposed to claims for alleged defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature, content, publication and distribution of these materials. Claims may be asserted against us for errors or omissions in the financial and other information disseminated by use of our services by the companies that are our customers.

         In addition, the increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the overall growth of Internet use and our services. We could also be exposed to liability with respect to the offering of third party content that may be accessible through our services.

         It is also possible that if any financial information content provided through our services contains errors, third parties could make claims against us for losses incurred in reliance on such information. Even to the extent that such claims do not result in liability to us, we could incur significant costs in investigating and defending against such claims. The imposition on us of potential liability for information carried on or disseminated through our systems could require us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of our services.

         Currently, we do not carry general liability insurance intended to protect us from any liability arising out of the foregoing. In any event, however, insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of our insurance coverage would have a material adverse effect on our business, results of operations and financial condition. In addition, the increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the overall growth of Internet use.

RELIANCE ON INTELLECTUAL PROPERTY RIGHTS

         To establish and protect our trademark, service mark and other proprietary rights in its products and services, we rely on a combination of:

    o copyright, unfair competition, trademark, service mark and trade secret laws and

    o confidentiality agreements with our licensees and other third parties and confidentiality agreements and policies covering its employees.

         We cannot assure you that these measures will be adequate, that we will be able to secure registrations for all of its marks in the U.S. or internationally or that third parties will not infringe upon or misappropriate our proprietary rights. Any infringement or misappropriation, or litigation relating to intellectual property rights, may have a material adverse effect on our business, financial condition and results of operations.

         On May 22, 2001, the U.S. Patent and Trademark Office registered the mark "ViaVid" in the United States. We have also applied to the Canada Patent and Trademark Office for registration of "ViaVid" in Canada. A trademark has been issued in Canada for "ViaVid". We are not aware of any other companies currently using the name "ViaVid" in the United States. We have conducted searches of trademark databases in the United States and have not found any registration of the name "ViaVid" as a trademark. There is no assurance that the trademark for the "ViaVid" name in the United States will stand up to objections by others who may have made prior use of the name. Also, there can be no assurance that we will obtain any significant commercial advantage from this trademark or that we will have the financial resources to protect our rights in the name through legal proceedings or otherwise. It is also possible that our competitors or others will adopt product or service names similar to "ViaVid" or other similar service marks or trademarks, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to protect the name "ViaVid" adequately could have a material adverse effect on our business, results of operations and financial condition.

         Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related business are uncertain and evolving. In particular, new registration and ownership priority procedures may be adopted which may make it more difficult for us to retain or obtain desirable domain names.

CONTROL BY PRINCIPAL STOCKHOLDERS AND POTENTIAL CONFLICTS OF INTEREST

         Our officers and Directors own approximately 40.4 % of our outstanding shares of Common Stock. As a result, such persons could elect all the members of our Board. Such persons could also control those actions requiring the approval of the holders of a majority of our voting stock, including amendments to our Articles of Incorporation and any business combinations. Such persons concentration of ownership could prevent a change in control of our company that might otherwise be beneficial to stockholders.

RISKS APPLICABLE TO THE MARKET FOR OUR COMMON STOCK


         NO ACTIVE PRIOR PUBLIC MARKET FOR COMMON STOCK; POSSIBLE VOLATILITY OF STOCK PRICE

         Prior to January 4, 2000, there was no active public market for our Common Stock. Since then, our Common Stock has been quoted on the OTC Bulletin Board. There can be no assurance that an active trading market for our Common Stock will be sustained or that the market price of our Common Stock will not decline based upon market or other conditions. The market price may bear no relationship to our revenues, earnings, assets or potential and may not be indicative of our future business performance. The trading price of our Common Stock has been and can be expected to be subject to wide fluctuations in response to variations in our quarterly results of operations, the gain or loss of significant strategic relationships, unanticipated delays in our development, changes in estimates by analysts, announcements of technological innovations or new solutions by us or our competitors, general conditions in the technology and Internet sectors and in Internet-related industries, other matters discussed elsewhere in this report and other events or factors, many of which are beyond our control.

         In addition, the stock market in general and the technology and Internet sectors in particular have experienced extreme price and volume fluctuations which have affected the market price for many companies in industries similar or related to us and which have been unrelated to the operating performance of these companies. These market fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our Common Stock.

         In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such companies. Such litigation, if instituted, and irrespective of the outcome of such litigation, could result in substantial costs and a diversion of management's attention and resources and have a material adverse effect on our business, results of operations and financial condition.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. In the event all 1,790,000 warrants included in this Prospectus are exercised, we will receive proceeds of $283,000. We will pay all expenses related to the registration of the securities.

                           PRICE RANGE OF COMMON STOCK



         Our Common Stock has been quoted on the OTC Bulletin Board since January 4, 2000 under the symbol VVDB. The following table sets forth the high and low bid quotations on the OTC Bulletin Board for our Common Stock for the period January 4, 2000 through August 10, 2001. Prior to January 4, 2000 there was no active market for our Common Stock.

                                                                         Bid
                                               ---------------------------------------------------------
             Calendar Quarter                             High                         Low
          ----------------------------------------------------------------------------------------------
            2000: First Quarter                           $5-1/8                        $1-1/2

            2000: Second Quarter                           $3.63                         $0.75

            2000: Third Quarter                            $1.05                         $0.41

            2000: Fourth Quarter                           $1.88                         $0.28

            2001: First Quarter                            $0.63                         $0.16

            2001:  Second Quarter                          $0.48                         $0.11

            2001:  Third Quarter                           $0.26                         $0.10
            (through August 13)



         The foregoing amounts, represent inter-dealer quotations without adjustment for retail markups, markdowns or commissions and do not represent the prices of actual transactions. On August 13, 2001, the closing bid quotation for the Common Stock, as reported on the OTC Bulletin Board, was $0.16.

         As of August 13, 2001, we had approximately 389 shareholders of record.




                                 DIVIDEND POLICY


         We do not intend to pay any dividends on our Common Stock for the foreseeable future. Any determination as to the payment of dividends on our Common Stock in the future will be made by our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial condition and future prospects as well as such other factors as our Board of Directors may deem relevant.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR
                               PLAN OF OPERATION

GENERAL

         Our company was incorporated in January, 1999 under the laws of the state of Nevada. Prior to that time, we conducted operations as ViaVid Broadcasting, Corp., a British Columbia company formed in July, 1994. The British Columbia company was inactive and did not carry on any business operations prior to January, 1999. At that time, it began development of the business described in this Prospectus. We continue to carry on our business through the British Columbia company as a wholly-owned operating subsidiary of the Nevada corporation. In November 1998, the British Columbia company changed its corporate name to ViaVid Broadcasting Corp.

         We acquired all the outstanding shares of ViaVid Broadcasting Corp. in January, 1999 from Paul Watkins, Cheryl Watkins, 549419 BC Ltd. and Kathler Holdings Inc. in consideration for the issue of a total of 5,100,000 shares of our common stock.

         Our principal executive offices are located at 3955 Graveley Street, Burnaby, British Columbia, Canada V5C 3T4. Our telephone number is (604) 669-0047. Our Web site is located at http://www.viavid.com. Information contained on our Web site does not constitute part of this Prospectus.

                                PLAN OF OPERATION

GOALS AND OBJECTIVES

         Our goal is to establish the Company as a leading teleconferencing and Webcasting provider to corporations.

         Our objectives are to:

         o Generate teleconferencing revenues through the sales of corporate conference call services;

         o Generate audio/video Webcasting revenues through broadcasts of conference calls, corporate presentations, annual general meetings and other related meetings;

         o Build a revenue base to grow from; and identify new revenue streams as they emerge.

STATEMENT OF OPERATIONS


QUARTER ENDED JUNE 30, 2001

RESULTS OF OPERATIONS

REVENUES. Our revenues were $37,372 for the three month period ending June 30, 2001, compared to revenues of $4,689 for the period June 30,2000. Our revenues for the year ended March 31, 2001 were $39,784. Our revenues were achieved primarily from webcasting, teleconferencing and our ViaVision services. Our revenues have increased from the period ended March 31, 2001 due to our new teleconferencing services that we now provide to clients.

Our revenues are minimal in comparison to our operating expenses as the Company is currently in the start-up phase of its operations. We are attempting to increase our future revenues by completing our plan of operations, as discussed below. In addition, we are now providing our clients with additional services.

OPERATING EXPENSES. Our operating expenses were $306,642 for the three month period ending June 30, 2001, compared to operating expenses of $236,558 for the three months ending June 30, 2000. The increase in operating expenses during this quarter was due to additional equipment purchased and expenses incurred to provide our new services to our clients. We will continue to have increases in operating expenses in connection with providing these new services to our clients.

NET LOSS. Our net loss was $268,578, or $0.03 per share, for the three months ending June 30, 2001. Our net loss was $229,492, or $0.03 per share, for the three months ended June 30, 2000. Our net loss reflects the fact that we have not earned significant revenues to date.


YEAR ENDED MARCH 31, 2001

SALES. Our revenues were $39,784 for the year ended March 31, 2001 compared to revenues of $44,644 for the year ended March 31, 2000. Our revenues were achieved primarily from webcasting, teleconferencing and video production services. The decline in our revenues resulted from the diversion of efforts to develop new products and services.

REVENUE. Our revenues are minimal in comparison to our operating expenses because we are currently in the start-up phase of our operations. We are attempting to increase our future revenues by completing our plan of operations, as discussed in this Prospectus.

OPERATING EXPENSES. Our operating expenses were $1,065,056 for the year ended March 31, 2001, compared to operating expenses of $1,055,294 for the year ended March 31, 2000.

         Consulting fees, salaries and benefits and stock-based compensation totalled $738,609 for the year ended March 31, 2001, compared to $705,718 for the year ended March 31, 2000.

Consulting fees and salaries increased by $240,562 because of expenses incurred in the development of new software and services while stock-based compensation decreased by $217,671 because of a decrease in the stock options granted to consultants.

         Our amortization expenses increased from $34,500 in the year ended March 31, 2000 to $51,702 in the year ended March 31, 2000 because of the greater base of capital assets.

         Internet fees increased because of the amount of data streamed.

         Office and miscellaneous expenses increased from $57,204 in 2000 to $86,940 in 2001 because of the increase in office personnel.

         Travel and promotion declined from $47,314 in 2000 to $21,839 in 2001 because of the shift in focus towards our new products and services which did not require extensive travel.

         We will incur additional operating expenses as we continue to grow our business. We will continue to have operating expenses in connection with the continued up-grade of our services and related research and development expenses. We also anticipate that operating expenses will increase as the number of teleconferences and Webcasts which we provide to our customers increases.

NET LOSS. Our net loss was $1,018,361 or $(0.14) per share for the year ended March 31, 2001. Fully diluted loss per share was the same. Our net loss was $1,005,146 or $(0.16) per share for the year ended March 31, 2000. Our net loss reflects the fact that we have not earned significant revenues to date.

YEAR ENDED MARCH 31, 2000

SALES. Our revenues were $50,148 for the year ended March 31, 2000 compared to revenues of $3,436 for the period from January 20, 1999, the date of our incorporation, to March 31, 1999. Our revenues were achieved primarily from video production and Internet broadcast services provided to our customers.

REVENUE. Our revenues are minimal in comparison to our operating expenses because we are currently in the start-up phase of our operations. We are attempting to increase our future revenues by completing our plan of operations, as discussed in this Prospectus.

OPERATING EXPENSES. Our operating expenses were $1,055,294 for the year ended March 31, 2000, compared to operating expenses of $75,104 for the period from January 20, 1999 to March 31, 1999. The increase in operating expenses was due to the move to the new production facilities and the additional expenses incurred for Internet connectivity, as well as additional equipment purchased to conduct our business.

NET LOSS. Our net loss was $1,005,146, or $(0.16) per share, for the year ended March 31, 2000. Fully diluted loss per share was $(0.13). Our net loss was $71,668, or $0.01 per share, for the period from January 20, 1999 to March 31, 1999.

LIQUIDITY AND CAPITAL RESOURCES


         Our operations to date have been financed principally through sales of our equity securities.

         We had cash of $51,918 as of March 31, 2001 compared to cash of $134,540 as of March 31, 2000 and we had cash of $21,787 as of June 30, 2001 compared to cash of $97,960 as of June 30, 2000.

         During the period April 1, 2000 through March 31, 2001, we realized net proceeds of $657,000 from the sales of our equity securities, including subscriptions received in advance of $106,000. During the period April 1, 2001 to June 30, 2001, we realized net proceeds of $283,000 from the sales of our equity securities. These proceeds were used to finance our operating activities.


         We plan on meeting our operating expenses during the year by focusing on generating revenues through the sales of corporate conference call services and the sales of Webcasting products and services related to broadcasts of conference calls, corporate presentations, annual general meetings and other related meetings, as well as from additional capital intended to be provided by the proposed sale of equity securities. There can be no assurance that any additional capital can be raised or, if equity securities are sold, the terms of any such transaction.

         Subject to the availability of sufficient funds, we currently intend to pursue the following Plan of Operations during the twelve months ended March 31, 2002:

         o Continue to develop a customer base of companies to use our services for teleconferencing and Webcasting of corporate information.

         o Market our teleconferencing services to public companies required to release earnings and analyst conference calls, corporate media announcements and other information.

         o Purchase additional equipment to expand our teleconferencing service and Webcasting capabilities.

         Subject to the availability of funds, we anticipate that we will spend an aggregate of up to approximately $1,000,000 over the twelve-month period ending March 31, 2002 in pursuing our Plan of Operations for the purposes described above.

         Substantially all these funds will need to be obtained from additional equity financings to be completed in the future. In the event we are unable to obtain these funds from these sources, our ability to pursue our business plan will be adversely affected.

         Our actual expenditures and business plan may differ from this stated Plan of Operations.

         Although we have no present plans or proposals pending, strategic alliances relating to teleconferencing or Webcasting may cause our Board of Directors to modify our plans. In addition, we may modify our Plan of Operations based on the available amounts of financing in the event that we cannot obtain the required equity financings to pursue our Plan of Operations. We do not have any arrangement in place for any debt or equity financing which would enable us to meet our Plan of Operations.

         We are currently receiving revenues from our teleconferencing and Webcasting services. We anticipate an increase in revenue from these sources if we are successful in increasing our customer base.

     Notwithstanding the above Plan of Operations, we anticipate we will experience continuing operating losses in the foreseeable future. We base this expectation in part on the following:

      o Increased usage of our services will lead to increased operating expenses and require additional capital expenditures on new computer equipment, software and technology.

      o Our operating expenses will continue to increase as we expand the technical capabilities of our software and services.

      o Our operating expenses will increase as we market our services to potential customers and complete teleconferencing and Webcasting services for our customers.


                             DESCRIPTION OF BUSINESS

OVERVIEW

         Our primary business is to provide Webcasting and teleconferencing services to corporate clients throughout North America. These services utilize systems that integrate traditional telephony technology with powerful streaming media technology and Web-based tools. From a simple conference call to a dynamic online presentation, our clients are able to choose the solution that best meets their unique communication needs. A key component of our business model, resulting from the ready availability of in-house expertise, infrastructure, and equipment, is the ability to offer our clients a cost-effective, yet scaleable, means of communications that can be customized to meet individual customer needs. We currently provide our services primarily as a means whereby our clients can communicate up-to-date corporate information, such as current financial information, to a mass audience, including market professionals, institutions, analysts, shareholders, and other key stakeholders. In addition, we also market our services and solutions to resellers of conferencing and communications services as well as a variety of associations and other entities seeking to broadly disseminate current information through a Webcast or teleconference.

         We believe that as a result of recent changes in practices relating to the dissemination of corporate financial information, the demand for Webcasting and teleconferencing services is on the rise. In marketing our services, we are currently targeting public companies affected by a recent U.S. Securities and Exchange Commission ruling, Regulation F-D, that reinforces the requirement that all public reporting companies make earnings and analyst conference calls, corporate media announcements and other information available simultaneously to all investors, not just industry insiders. Our services meet the communication needs of these corporate clients and we have seen a marked increase in interest in our services. Regulation F-D singled out Webcasting and the Internet as compliance solutions for those public companies affected by the new regulation.

         Since our inception in 1999, when we commenced offering live-event coverage, participant interviews, online meetings and presentations, and teleconferencing services, we have developed a state-of-the-art digital facility capable of supporting of our Webcasting and teleconferencing business model. So as to ensure our competitiveness within the marketplace, we believe it necessary to continue to modify and enhance this digital streaming technology facility. In addition, we are actively developing proprietary systems, such as ViaVision, designed to enhance our services and the viewer experience.

         Using our facility, we believe we are able to provide Webcasting and teleconferencing services that are capable of maximizing the quality of the disclosure broadcast and thereby enhancing the participant's experience. We use third party conferencing technology that allows us to accommodate in excess of 2,000 participants at a level of quality consistent with the highest business standards. Our services provide efficient, cost-effective solutions for our customers teleconferencing needs, including:

                o    Earnings events

                o    Annual shareholder meetings

                o    Analysts presentations

                o    Product Launches

                o    All special events

         We are in the early stages of our business development, have had limited revenues and have incurred losses since our inception. Our growth in revenues is substantially dependent upon our ability to remain abreast with the application and use of the latest technological developments in offering our Webcasting and teleconferencing services. In order to do so we expect to require substantial amounts of additional capital. We may be unable to raise such capital or such capital may only be available to us on disadvantageous terms. Under such circumstances, an investment in our company may be placed in jeopardy and result in the loss of or substantial dilution to your investment.

         As of the second quarter of calendar 2001, Webcasting and teleconferencing services provided in excess of 90% of our revenues. The balance of our revenues are provided by video post-production services. A growing proportion of future revenues are anticipated to evolve in areas of enhanced services including provision of video, data, and other Internet-based services.

Our Services


         By integrating the Internet with traditional telephony technology, we are able to provide presentation and conferencing services for our customers. These services empower our customers with real-time, interactive communication tools that allow for an effective and efficient means of communication. With our services, companies can broadcast conference calls that allow for the rapid dissemination of important information. In addition, a company can create a presenter-controlled linear presentation for such purposes as the unveiling of a new business model. Or a company can choose to develop a viewer-controlled non-linear presentation where the viewer chooses information they want to read. A company can also choose to develop a dynamic, interactive Internet broadcast where viewers can actively participate in the online experience. For example, a company may choose to broadcast a question and answer session with the CEO where viewers can pose their questions via phone or via the Internet.

         Utilizing our services, a customer has the ability to record a voice and visual presentation, store the presentation, distribute it via email to a wide group and play back the presentation using advanced, yet easy-to-use, streaming technologies. Additionally, we provide our customers with the option to obtain valuable real-time information and viewer statistics, such as the number and identity of participants, which help companies identify their shareholders and interested stakeholders, among others.

         By utilizing voice, video, and text data, companies are able to effectively communicate key information to a mass audience. Our services include automated, on-demand audio conferencing, ideal for the broadcast of earnings and analyst conference calls, and Webconferencing, ideal for the creation and broadcast of interactive, dynamic online corporate presentations.

         We believe that our services are cost effective and easy to use. Our services enable viewers to access, view, and interact with an online event from most computers. Conducting a conference or attending a presentation using our services requires only a telephone and personal computer equipped with an Internet connection and a standard Web browser. Our services do not require our customer or the user to acquire any specialized hardware or software.

         ViaVision, our flagship service, was developed to support day-to-day business meetings. ViaVision is an automated Web and telephone presentation service that combines the availability of traditional telephone conferencing services with simple to use Web presentations and controls. Our ViaVision service allows up to three types of participants:

     o   Phone only: These participants listen and talk via phone;

     o Phone and Web: These participants listen and talk via phone, while viewing visuals and interacting via a Web browser; and

     o Web only: These participants listen via streaming audio, while viewing visuals and interacting via a Web browser.

         Other service enhancements that we provide include ViaContent and ViaTracker. ViaContent is designed to manage live audio / video streams and ViaVision events, such as online presentations. ViaContent allows clients to maintain a single Web link to an event, both for the initial live transmission and for the later on-demand playback transmission. ViaTracker is a proprietary statistical data tracking solution that enables customers to track event participants and obtain viewer contact information. This data enables customers to analyze participant data and as a result, better target future events. In addition to the statistical features of ViaTracker, customers can also use the solution to enter online booking information and manage questions and answers during a live event.

         Our services offer customers the following benefits:

     o Customization. Customers can use their own images, colors, text and logos to customize their online presentation or event. In addition, our customers can use our service to create a custom branded interface that integrates our service into the customer's own Web site.

     o Presenter Controlled Visuals. With our ViaVision service, moderators are able to guide participants through a controlled online presentation while interacting with participants via phone. Presenters no longer need to distribute in advance their presentations via email to ensure remote attendees are following along. By uploading and presenting visual material online, moderators are able to present charts and graphs, such as Microsoft PowerPoint slides, to remote conference participants in real-time.

     o Live and Recorded Webcasting. Our live and recorded Webcasting lets meeting moderators stream their phone conference and synchronized slide presentations over the Internet. Webcasts can be executed live for press conferences or announcements, or can be recorded and made available to an unlimited number of participants. Thousands of individuals can listen to the conference and view online presentations using a standard media player and an Internet connection of 28.8 kbps or greater. Businesses can record training presentations to view over time or may make presentations of new products, services or policies to a global workforce available for viewing online at the audience's convenience.

     o Account Management and Statistics. Our customers can easily update and maintain their account information, upload new presentations and update existing presentations, and set access and viewing preferences. In addition, customers can view statistical reports. These reports enable our customers to track and view information about specific events, such as attendee click-thru statistics. With the help of ViaTracker, customers are also able to view information about event participants, including contact information.

         We believe our services benefit our customers in a number of ways:

     o By enabling companies to communicate with a large audience via the Internet, our services are able to decrease the need for costly business travel.

     o By providing to our customers outsourcing communication tools and solutions, our services are able to decrease their need for costly purchases of complex software and hardware solutions.

     o By increasing the quality and frequency of business meetings and sales presentations, our services are able to help increase productivity and strengthen key corporate relationships.

     o By enabling access from any telephone and most personal computers with an Internet connection, our services are able to allow companies to reach a diverse, worldwide audience.

         Our Webcasting service currently includes the following options:

     o PowerPoint Slides: a PowerPoint presentation is controlled by the presenter, with audio synchronization both in real-time and for later playback;

     o Online Question and Answer: by adding a question and answer session to an online presentation or interview, a company encourages audience participants to pose questions to the presenter in real-time via the Internet;

     o Conference Tracking: a feature of our services is the ability for a company to track viewers and participants. These statistics help companies determine exactly who attended an online event regardless of whether it was live or later playback of a live event.

         We provide customer support upon request. However, most of our services are fully automated, requiring little user setup or intervention, thereby reducing the risk of user error. Our automated services allow us to handle high user click-thru volume, while reducing the number of user errors. Ultimately, this high level of automation makes the service easier to use, more reliable, and more cost-effective for our customers.

OUR REVENUES


         We charge our teleconferencing customers a per-minute fee based on each phone participant's actual participation time in the conference. For the quarter ended June 30, 2001, approximately 24% of our revenues were derived from this source.

         A customer using our Webcasting services is charged a flat fee for the addition of an audio/video Webcast, in addition to the per participant per minute fee for teleconferencing services. For the quarter ended June 30, 2001, approximately 60% of our revenues were derived from this source.

         Also, a customer is charged a flat fee for the use of the ViaVision service for a Web conference or a recorded Webcast. The ViaVision service adds to an audio/video Webcast the ability of the presenter and his audience to interact through the telephone or a Web browser. For the quarter ended June 30, 2001, approximately 16% of our revenues were derived from this source.


         We believe that a growing proportion of future revenues will be derived from areas of enhanced services including provision of video, data, and other Internet-based services.


OUR STRATEGY

         Our business objective is to become a leader in the teleconferencing and Webcasting industry. Our primary business is to provide simple, reliable, and scalable, yet cost-effective, online presentation and conferencing services. To achieve our objective, we believe we must:

     o Aggressively sell our services to a wide range of business customers, using both direct and indirect sales channels to drive revenue growth. The primary objective for our direct sales efforts is to target businesses in diverse vertical markets, such as those in the financial services industry affected by the SEC's recent Regulation FD. The primary objective of our indirect sales efforts is to establish strategic partnerships with resellers, such as conferencing and communications providers, so as to leverage their large and established customer bases.

     o Create a positive online experience for our customers and their target audience, thereby encouraging participants to virally promote our services within the corporate and online community.

     o Promote our services as day-to-day business communication tools used for teleconference meetings, real-time corporate demonstrations, and interactive training sessions, among other corporate communications needs. Rather than limiting our services to meet the investor and public relational needs of companies, our goal is to target all departments within the enterprise, including human resources and sales and marketing. We believe our services should enable customers to better manage and grow their workforce by providing timely and cost-effective training and education solutions, along with enabling better communication within the enterprise.

     o Continue to develop proprietary software and hardware enhancements that integrate traditional telephony solutions with the most current Internet technologies. As new technologies emerge, our goal is to integrate these technologies into our services and, where necessary, to create the tools necessary to enable these technologies to be integrated into our services. As a result, we expect to continue to invest significant resources on research and development activities so as to best facilitate the integration of new technologies applicable to the services we provide into our existing services. As the Internet and telecommunications continue to evolve, so must our services continue to grow and evolve in order to be able to continue to meet the needs of our customers. In the event we are unable to grow and evolve our services, our ability to compete with others and earn revenues will be adversely affected.

     o Expand our telephony, Internet, and supporting hardware infrastructure in anticipation of the development of future services and enhancements and expand our storage capacity in anticipation of increased customer demand. Our current technology platform integrates telephony and Internet communications technologies to support multiple simultaneous communication events and thousands of meeting minutes per day. Our goal is to continuously expand our infrastructure so as to support the demands of our growing customer base, in addition to supporting our day-to-day operational needs. In the event we are unable to expand our infrastructure, our ability to compete with others and earn revenues will be adversely affected.

     o Explore possible strategic relationship opportunities that will expand our position within the Webcasting and teleconferencing industry that will enhance our service offerings, technology, infrastructure, and distribution channels.

         In order to accomplish the forgoing objectives, we will require substantial amounts of additional capital that is not currently available to us. Management estimates that it will require $1,000,000 of additional capital to be applied to meeting these objectives through March 31, 2002. Our ability to raise additional capital will depend, among other things, upon our ability to grow our revenues, our ability to remain current with technological and other developments within the teleconferencing and Webcasting industry, and our ability to attract the personnel and other technical and intellectual property resources needed to accomplish these objectives. There can be no assurance that we will be able to accomplish these objectives, in which event our growth, financial condition and future success will be in jeopardy.


CUSTOMERS

         Since the inception of our offering Webcasting services for corporate clients in early January 2001 through July 2001, we have serviced more than 150 Webcasts for more than 110 corporate clients. Of these clients, approximately 20% have their securities traded on the New York Stock Exchange, approximately 60% have their securities traded on the American Stock Exchange or NASDAQ, and approximately 20% have their securities traded in Canadian markets.

         In addition to the dissemination of corporate financial information through Webcasting, our capabilities enable us to provide our services in connection with a variety of other business and other meetings, conferences and seminars including:

              o    product introductions and demonstrations

              o    marketing, sales, and training programs

              o    video presentations

              o broadcast commercials, informational and public service announcements


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


              o    conventional video production services

         Our customers for these other services include a variety of news organizations, boards and associations.

         In April, 2000, we entered into an agreement with Excite Canada to produce an hourly Canadian stock market update. This is a video newscast with the latest in market-affecting news from Canadian exchanges, companies and industry analysts. It is updated every hour, on the hour, throughout the business day and is available exclusively to the 750,000 customer households of the Rogers, Shaw, and Cogeco @Home high-speed Internet service via the Excite for @Home portal. Our revenues from this source are based on production fees and shared advertising revenues.


STRATEGIC PARTNERS

         We intend to explore possible strategic relationship opportunities that will expand our position within the Webcasting and teleconferencing industry. We believe that such relationships can be used to enhance our service offerings, technology, infrastructure, and distribution channels. To date, we have not entered in any such relationships and there can be no assurance that we will be successful in entering into any strategic relationships.


TECHNOLOGY AND RESEARCH AND DEVELOPMENT

                  Since our inception in 1999, we have expended approximately $500,000 for research and development and the enhancement of our telephony and Webcasting capabilities. Our approach is to enhance existing services and develop future solutions that integrate traditional telephony with Internet communication technologies available from third parties that allows us to effectively improve upon our existing infrastructure, technologies, and proprietary systems to accommodate and remain current with changes within the teleconferencing and Webcasting industries.

                  We maintain our own facilities for Webcasting and our other services and development activities in Vancouver, British Columbia. Our services are designed and developed using Microsoft development tools. They reside on a common infrastructure that has backup power systems, redundant cooling systems, fire suppression systems, and sophisticated security systems.

                  We evaluate new technologies from time to time to determine if they will be beneficial to our users and also build systems and software that assist us in their management and integration into Web-based applications. In cases where no existing technology meets our needs, we may seek to develop our own solution or modify an existing technology. We believe that by developing proprietary systems and applications on top of new and existing technologies, we can leverage the benefits of emerging technologies and integrate these technologies into our services. Our Webconferencing service uses hardware that we purchase and software either licensed from third persons or that we develop in-house.

         We currently employ three persons engaged in the enhancement of our services through software development.

         We use telephony hardware that allows us to connect to outside teleconferencing providers. We currently obtain our teleconferencing services from four teleconferencing providers whose service we resell at a mark-up. All our reseller agreements are non-exclusive and are for periods of one year or longer. These agreements are terminable by either party on notice.

         We are currently working on enhancements to all our proprietary systems with a targeted Fall/Winter 2001 release. These enhancements are intended to improve our product offerings by enabling live question and answer, survey and online voting, and the ability to allow for multiple presenters.


SALES AND MARKETING

         Currently, we have five full-time employees engaged in sales and marketing.

         Our sales force directly sells our services to targeted companies and associated organizations. These include individual corporations and IR/PR firms with an established and diverse client base. Revenue from our direct sales initiative is primarily commission based.

         In addition, through indirect sales channels, we seek to extend our services to a wider, broader audience. The primary focus of our indirect sales effort is to establish strategic partner relationships with resellers, such as conferencing and communications providers. Our objective is to benefit from the large and established customer bases of our partners. In return, resellers can take advantage of our reseller discount program.

         Our direct marketing efforts seek to generate leads through direct mail, email, and telemarketing campaigns aimed at our targeted companies and associated audience. In addition, we seek to maintain and grow positive relationships with our existing customers through newsletters, training initiatives, promotions, and value-add incentives. Our goal is to retain existing customers and to encourage the continued use of our services.

         Our sales and marketing strategy is reinforced by the viral nature of our services. The very act of participating in an online event exposes new users to our services. It is our goal to convert these new users into new customers. Our public relation efforts include highlighting important technical developments, the announcement of new and enhanced service offerings, promotion of newly established strategic partnerships, along with recognition for awards and company milestones. We seek to enhance our position in our industry through active participation in such public events as industry trade shows, conferences, and speaking engagements.

CUSTOMER SERVICE

         Though our services are primarily automated, requiring limited user interaction or intervention, we offer customer support and technical assistance 24 hours a day, seven days a week. Support is available via telephone or email.

COMPETITION

         In general, the business of providing communication services over the Internet is relatively new, rapidly evolving and is intensely competitive. We believe as the market for these services grows, competition will further intensify. Substantially all our competitors are larger companies with greater financial resources.

         We believe that in order for our services to be attractive and to be competitive with others providing Internet Webcasting services, we will need to continually enhance and improve our computer hardware and software. Furthermore, as the Internet communications industry evolves and develops, in order to meet competition, we may be required to acquire or develop additional computer hardware and software. We may not have available to us the necessary financial resources to acquire or develop these products.

         Over the next few years, we expect the market for Webconferencing services to continue to evolve. As more opportunities arise within this market, more companies will enter this market and invest significant resources to develop services that compete with ours. As a result, we expect that competition will continue to intensify. This increase in competition may result in price reductions, reduced sales and margins, loss of market share, and reduced acceptance of our services.

         There are numerous other companies able to provide Webcasting services all of whom may be deemed to be our competitors

         There are also numerous other companies providing teleconferencing services substantially all of whom are larger with greater capitalization. These companies have large and established customer bases. Although our marketing efforts are currently directed primarily to a niche of teleconferencing relating to earnings reports and financial reporting, our competitors can be deemed to include AT&T, Global Crossing, MCI Worldcom and Sprint, as well as a large number of traditional operator-assisted teleconferencing providers.

         We believe that the primary competitive factors in the Webcasting and teleconferencing services market include:

     o   ease of use of services;

     o   quality and reliability of services;

     o   implementation of features that meet the needs of customers;

     o ability to develop new technologies that seamlessly integrate into the infrastructure of a rapidly evolving industry;


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


     o   ability to develop and support secure formats for delivery of services;

     o   scalability of communication services;

     o   quality and timeliness of customer service;

     o   competitive pricing;

     o   strong brand recognition;

     o ability to achieve broad distribution through direct and indirect sales initiatives; and

     o ability to develop technologies that circumvent the challenges caused by bandwidth constraints and other limitations of the Internet infrastructure.

         In addition to newly established Webcasting and teleconferencing providers, our primary source of competition stems from standalone providers of traditional teleconferencing, such as AT&T, MCI WorldCom, Sprint, and other telecommunications giants. These companies currently offer bundled teleconferencing services to their customer base, which may include video and data conferencing services and other Web streaming services. We also compete with traditional operator-assisted conferencing providers, such as Conference Plus, Genesys, Intercall, and Premier Conferencing.

         Competitors of our Webcasting services include: PR Newswire, Vcall, Streetfusion and CCBN.

         We face further competition from resellers of Webcasting and teleconferencing services. Also, some streaming providers have announced their intention to provide Web conferencing services in addition to their streaming services. There are also a number of software and distance-learning companies that may enter the Web conferencing services market.

         Current competitors or potential competitors may enter the market in the future or expand existing positions in the Web conferencing market through the acquisition of competitors, services, or technologies with the goal of developing an integrated, feature-rich offering of services. In addition, we also face competition from potential strategic alliances among our competitors.

         Our ability to compete could be significantly hampered should these companies possess large and established customer bases, substantial financial resources, and established distribution channels.

         To protect our proprietary rights, we rely on a combination of trademarks, service marks, trade secrets, copyrights, employee confidentiality agreements, third parties nondisclosure agreements, and protective contractual provisions. Our protection efforts may prove unsuccessful, and unauthorized parties may copy or infringe upon aspects of our technology, services, or other intellectual property rights. In addition, these parties may develop similar technology independently. Existing trade secret, copyright, and trademark laws offer only limited protection and may not be available in every country in which we sell and market our services. Policing unauthorized use of our proprietary information is difficult. Each trademark, trade name, or service mark appearing in this report belongs to its holder.

EMPLOYEES

         We currently have sixteen full-time employees, including Mr. Brian Kathler, our President, and Mr. Paul Watkins, our Secretary and Treasurer. Of these employees, six are engaged in marketing activities, four are engaged in software and other development activities, five are engaged in production activities and one employee provides administrative services. From time to time, we employ the services of outside consultants and third parties who provide software development services, marketing and promotional services and management services.

LEGAL PROCEEDINGS

         We are not currently a party to any material legal proceedings.

PROPERTY

         Our primary business activities are carried on at leased premises located at 3955 Graveley Street, Burnaby, British Columbia V5C 3T4. These premises are comprised of approximately 3,000 square feet and are rented on a month-to-month basis at a rate of $3,850 per month. We believe they are adequate for our present activities.


                   DIRECTORS, EXECUTIVE OFFICERS AND PROMOTERS

         Our Directors and executive officers, their ages, and positions with us, as well as their employment background for the past five years are as follows:

           Name           Age                         Position
           ----           ---                         --------
Brian Kathler              38                President and Director
Paul Watkins               37                Secretary, Treasurer and Director
Robert Gamon               53                Director
James King                 55                Director


         Brian Kathler has been our President and a Director since January, 1999. Mr. Kathler has served as the President and a director of our subsidiary, ViaVid Broadcasting Corp. since October 31, 1998. Prior to joining us, Mr. Kathler was a self-employed computer consultant from July, 1997 to November, 1998. Mr. Kathler provided technical consulting services to several public companies based in Vancouver, British Columbia, Canada as a self-employed computer consultant. Mr. Kathler was a co-founder and a director of Riptide Technologies, a company involved in the business of software consulting, from
1996 to July, 1997. Mr. Kathler was employed as a senior software engineer by MPR Teltech, a company involved in the business of telephone research from 1994 to 1996. Mr. Kathler possesses more than fourteen years of experience in the computer software development, consulting and management industry. Over this fourteen year period, Mr. Kathler has worked in a number of areas of the software development industry ranging from programming to assisting companies in getting started.

         Paul Watkins has been a Director since January, 1999. Mr. Watkins has also served as a director of our subsidiary, ViaVid Broadcasting Corp., since October 31, 1998. Mr. Watkins founded Watkins Communications Inc., an Internet marketing and news dissemination company with clients in the financial industry, in 1994. Mr. Watkins has been the president and director of Watkins Communications Inc. from 1994 to the present. Mr. Watkins has a background in computer sciences and has over 10 years experience in the business of investor communications.

         Robert Gamon joined our board of directors on November 23, 1999. Mr. Gamon has been a director of our subsidiary, ViaVid Broadcasting Corp. since November, 1998. Mr. Gamon was an investment advisor with Pacific International Securities of Vancouver, British Columbia from November, 1997 to November, 1999. Mr. Gamon was an investment advisor with Georgia Pacific Securities of Vancouver, British Columbia from 1991 to November, 1997.

         James King is the General Manager of Technicolor Canada. Prior to his position at Technicolor, Mr. King worked in the video industry since 1990. From February of 1992 to June 1999, Mr. King was President of VTR Video. VTR manufactured and distributed video products in Canada for major Hollywood studios. In June 1999, Technicolor, a manufacturer of video and optical products, purchased VTR Video. Mr. King continues as the head of Technicolor Canada. Mr. King is a graduate of The University of British Columbia, and is a registered Professional Engineer. Prior to 1990 Mr. King worked in management roles with Union Carbide, Gas Products Division. He was a senior consultant with Roy Jorgensen Associates, a firm specializing in Maintenance Management systems for Cities, Municipalities and Provincial Governments. Mr. King became a Director of our company on January 19, 2000.

         Our Directors are elected for terms of one year to hold office until the next annual meeting of the holders of our common stock, as provided by the Nevada Revised Statutes, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid or awarded to our President during the three fiscal years ended March 31, 2001 for all services rendered to us in that year.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                               ----------------------------------------- -------------------------------------------
                                                          BONUS/ANNUAL    SECURITIES      LONG-TERM
          NAME AND                                          INCENTIVE     UNDERLYING      INCENTIVE       ALL OTHER
     PRINCIPAL POSITION          YEAR         SALARY          AWARD         OPTIONS        PAYOUTS      COMPENSATION
--------------------------------------------------------------------------------------------------------------------

Brian Kathler                    1999        $39,000           -0-            (1)            -0-             -0-
                                 2000        $52,500
                                 2001        $60,000

--------------------------------------------------------------------------------------------------------------------

(1)  Options granted to Mr. Kathler in 1999 were cancelled in January 2000.

EMPLOYMENT AGREEMENTS

         The services of Brian Kathler, our President, are provided pursuant to a consulting agreement dated February 1, 2001 between Kathler Holdings Ltd and us. The following services of Mr. Kathler are provided pursuant to this agreement: (1) general direction and supervision of our business and financial affairs; (2) overall direction to our management; (3) management of our day to day operations; and (4) performing such other duties and observing such instructions as may be reasonably assigned to Mr. Kathler by our Board of Directors. The agreement has a term of one year. The compensation we pay to Kathler Holdings Inc. was increased from $3,500 per month to $5,000 per month effective August 31, 1999 in accordance with the terms of the agreement that provided for a compensation review after six months from commencement of the agreement. The services of Mr. Kathler under this agreement are on a full time basis.

         The services of Paul Watkins, Secretary, Treasurer and a director, are provided pursuant to a consulting agreement dated February 1, 2001 between Watkins Communications Inc and us. The following services of Mr. Watkins are provided to us pursuant to this agreement: (1) the exercise of general direction and supervision over the marketing and development of our business; (2) providing direction to our management; (3) assisting with our day to day operations; and (4) performing such other duties and observing such instructions as may be reasonably assigned by our Board of Directors. The agreement is for a term of one year. The compensation that we pay to Watkins Communications Inc. was increased from $3,500 per month to $5,000 per month effective August 31, 1999 in accordance with the terms of the agreement which provided for a compensation review after six months from commencement of the agreement. The services of Mr. Watkins under this agreement are on a full time basis.

         The services of Robert Gamon, a director, are provided pursuant to a consulting agreement between us, Mr. Gamon and 595871 B.C. Ltd. dated December 1, 2000. The following services of Mr. Gamon are provided to us pursuant to this agreement: (1) supervising the financing activities of the Company; (2) advising the Company on its capital structure and the structure of future financings; and
(3) performing such other duties and observing such instructions as may be reasonably assigned by our Board of Directors. The agreement is for a term of one year commencing November 1, 1999. The compensation that we pay to 595871 B.C. Ltd. is $5,000 per month. The services of Mr. Gamon under this agreement are on a full time basis.

         We believe that the compensation paid to Kathler Holdings Inc., Watkins Communications Inc., and 595871 B.C. Ltd. is below market compensation rates for companies in our industry. The consultant fees paid to Kathler Holdings Inc. and Watkins Communications Inc. were increased effective August 31, 1999 to bring these rates of remuneration closer to market rates. We believe that the terms of the agreements with Kathler Holdings Inc., Watkins Communications Inc., and 595871 B.C. Ltd. are at least as fair to us as would have been obtained from an unrelated third party in an arms-length negotiation.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We acquired our subsidiary, ViaVid Broadcasting Corp., on January 27, 1999 from Paul Watkins, Cheryl Watkins, 549419 BC Ltd. and Kathler Holdings Inc. in consideration for the issue of 5,100,000 shares of our common stock issued as follows:

o Kathler Holdings Inc. was issued 1,700,000 shares. Kathler Holdings Inc. is a private company controlled by Brian Kathler, our President and a Director.

o Paul Watkins, our Secretary, Treasurer and a Director, was issued 850,000 shares.

o Cheryl Watkins, the wife of Mr. Watkins, was issued 850,000 shares. Mr. Watkins disclaims a beneficial interest in these shares.

o 549419 BC Ltd. was issued 1,700,000 shares. 549419 BC Ltd. is a private company controlled by Robert Gamon, a Director. These shares are now held by 595871 BC Ltd., a private company controlled by Robert Gamon, a Director.

         We have entered into a consulting contract with Kathler Holdings Inc. for the services of Brian Kathler, our President and a Director. We have also entered into a consulting contract with Watkins Communications Inc. for the services of Mr. Paul Watkins, a Director, and 595871 BC Ltd. for the services of Mr. Robert Gamon, a Director.

         We have also repaid on September 15, 1999 the following loans to our shareholders and Directors:

              Shareholder/Director                      Loan Repayment
              --------------------                      --------------

              Kathler Holdings Inc.                     $3,240
              549419 B.C. Ltd.                          $4,520
              Paul Watkins                              $4,790

         As of March 31, 2001, we are indebted to each of Mr. Kathler, 595871 and Mr. Watkins in the amount of $12,000 for their monthly compensation that was deferred.

         We have no other loans outstanding to any of our officers, Directors or principal shareholders.

         On March 19, 2001, an option to purchase 50,000 shares issued to Mr.King, a Director of ours, was repriced to an exercise price of $0.30 per share.



                             SELLING SECURITYHOLDERS


         The following table sets forth the aggregate numbers of securities beneficially owned by each selling securityholder as of July 10, 2001 and the aggregate number of securities registered hereby that each selling securityholder may offer and sell pursuant to this Prospectus. Because the selling securityholders may sell all or a portion of the securities at any time and from time to time after the date hereof, no estimate can be made of the number of shares of Common Stock that each selling securityholder may retain upon the completion of the Offering. The securities were purchased by the holders in a private sale of our securities, except for 50,000 shares issued to John Logan for consulting services rendered. We sold 1,790,000 units of securities, each unit consisting of one share of Common Stock and one warrant. Of the 3,630,000 shares offered pursuant to this Prospectus, 1,290,000 shares are issuable on exercise of common stock purchase warrants at $0.20 per share and 500,000 shares are issuable on exercise of common stock purchase warrants at $0.05 per share. The warrants expire on February 28, 2004. The shares of Common Stock have been included in this Prospectus pursuant to contractual rights granted to the selling securityholders to have the shares of Common Stock registered under the Securities Act.



NAME OF SELLING SECURITYHOLDER                        SHARES OWNED              TOTAL NUMBER OF SHARES TO BE
------------------------------                        ------------              -----------------------------
                                                      PRIOR TO THIS                 OFFERED FOR SELLING
                                                      -------------             -----------------------------
                                                      OFFERING(1)               SECURITYHOLDER'S ACCOUNT(2)
                                                      -----------               ---------------------------
Lorne Martindale                                         500,000                          500,000
Rudolf Martin                                             48,000                           40,000
Henry Rathje                                             783,334                          650,000
Maryann Lehner                                           250,000                          250,000
Great West Investments & Referrals Ltd.                  200,000                          200,000
Adelle Lehner                                            200,000                          200,000
Hal Melenbacher                                           40,000                           40,000
Ron Waters                                               200,000                          200,000
James King                                               156,800                          100,000
Brooke Yasinski Hart                                      20,000                           20,000
Donna Munro                                              100,000                          100,000
Gail Fish                                                161,250                          100,000
John Jardine                                             161,250                          100,000
Adrian O. Watson                                          90,000                           50,000


NAME OF SELLING SECURITYHOLDER                        SHARES OWNED              TOTAL NUMBER OF SHARES TO BE
------------------------------                        ------------              -----------------------------
                                                      PRIOR TO THIS             OFFERED FOR SELLING
                                                      -------------             -----------------------------
                                                      OFFERING(1)               SECURITYHOLDER'S ACCOUNT(2)
                                                      -----------               ---------------------------

Jennifer Macnaughton                                      30,000                            30,000
David Formosa                                            826,600                           500,000
Wycar Internet                                           500,000                           500,000
John Logan                                                77,000                            50,000
                                                                                -----------------------------
                                                                                Total:   3,630,000


-----------------------------

(1) Includes 1,290,000 shares of Common Stock issuable on exercise of warrants at an exercise price of $0.20 per share and 500,000 at $0.05 per share. Except as otherwise noted, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares as well as the shares issuable on exercise of the warrants.
(2) Assumes that none of the selling securityholders sells shares of common stock not being offered hereunder or purchases additional shares of common stock.

                              PLAN OF DISTRIBUTION


         The selling securityholders may sell or distribute some or all of the Common Stock from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, including pledgees, in transactions (which may involve block transactions) on the OTC Bulletin Board(R) or in privately negotiated transactions (including sales pursuant to pledges), or in a combination of such transactions. Such transactions may be effected by the selling securityholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the selling securityholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved.

         The selling securityholders and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the selling securityholders can presently estimate the amount of such compensation. We do not know of any existing arrangements between the selling securityholders and any underwriter, broker, dealer or other agent relating to the sale or distribution of the selling securityholders' Securities.

         Under applicable rules and regulations currently in effect under the Exchange Act, any person engaged in a distribution of any of the shares of Common Stock may not simultaneously engage in market activities with respect to the Common Stock for a period of five business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M thereunder, which provisions may limit the timing of purchases and sales of any of the shares of Common Stock by the selling securityholders. All of the foregoing may affect the marketability of the Common Stock.

         We will pay substantially all of the expenses incident to this offering of the securities to the public other than commissions and discounts of underwriters, brokers, dealers or agents. The selling securityholders may indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the securities against certain liabilities, including liabilities arising under the Securities Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of August 10, 2001 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


NAME AND ADDRESS                    AMOUNT                    PERCENT
OF BENEFICIAL OWNER(1)                                        OF CLASS(2)
----------------------                                        -----------
Brian Kathler (3)                   1,635,000 shares          15.6%
Director, President

Paul Watkins(4)                       817,500 shares           7.8%
Secretary, Treasurer, and Director

Robert Gamon (5)                    1,635,000 shares          15.6%
Director

James King(6)                         156,800 shares           1.5%
Director

Cheryl Watkins (7)                    817,500                  7.8%

All Officers and Directors          4,244,300 shares          40.6%
as a Group (4 persons)
-------------------------------------------------------------------------------

(1) Unless otherwise indicated, the address of such person is c/o of the Company.

(2) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at July 10, 2001. As of July 10, 2001, there were 10,453,000 shares of the Company's common stock issued and outstanding.

(3) The 1,635,000 shares of common stock beneficially owned by Brian Kathler are registered in the name of Kathler Holdings Inc., a private company controlled by Mr. Kathler.

(4) Excludes 817,500 shares held by Mr. Watkins' wife as to which Mr. Watkins disclaims a beneficial interest. Paul Watkins and Cheryl Watkins are husband and wife.

(5) The 1,635,000 shares of common stock beneficially owned by Robert Gamon are registered in the name of 595871 BC Ltd., a private company controlled by Mr. Gamon.

(6) Mr. King holds 51,200 shares directly. His holdings also include 50,000 shares issuable on exercise of an option at $0.30 per share and 50,000 shares issuable on exercise of a warrant at $0.20 per share, 5,000 shares held by his wife, as to which he disclaims a beneficial interest and 600 shares held by his minor children as to which he disclaims a beneficial interest. Mr. King holds 100,000 shares to be offered and sold pursuant to this Prospectus.

(7) Excludes 817,500 shares held by Ms. Watkins' husband as to which Ms. Watkins disclaims a beneficial interest. Paul Watkins and Cheryl Watkins are husband and wife.

                            DESCRIPTION OF SECURITIES

GENERAL

         Our authorized capital stock consists of 25,000,000 shares of common stock at a par value of $0.001 per share.

         The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to our filings with the Securities and Exchange Commission, and by the provisions of applicable Nevada law.

COMMON STOCK


         As of August 13, 2001 there were 10,453,000 shares of our common stock issued and outstanding that were held by approximately 389 stockholders of record.


         Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to our Articles of Incorporation.

         Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

         All shares offered by the selling stockholders are validly issued, fully paid and non-assessable shares of our capital stock.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         Our directors and officers are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                                  LEGAL MATTERS

         Certain legal matters relating to the Common Stock offered hereby have been passed upon for us by William S. Clarke, P.A., Princeton, New Jersey.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Our consolidated balance sheet as of March 31, 2001 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for fiscal years ended March 31, 2001 and 2000, and the period from incorporation on January 20, 1999 to March 31, 2001, appearing elsewhere in this Prospectus, have been included herein in reliance on the report of Davidson & Company, chartered accountants, given on the authority of said firm as experts in accounting and auditing.


                                      INDEX
                             TO FINANCIAL STATEMENTS

Independent Auditors' Report                                                    F-2

Consolidated Balance Sheets as at March 31, 2001 and 2000(audited)              F-3

Consolidated Statements of Operations for the Period From
         Incorporation on January 20, 1999 to March 31, 2001
         Year Ended March 31, 2001 and Year Ended March 31, 2000(audited)       F-4

Consolidated Statements of Stockholders' Equity for the Fiscal
         Years Ended March 31, 1999, March 31, 2000 and
         March 31, 2001(audited)                                                F-5

Consolidated Statements of Cash Flow for the Period From
         Incorporation on January 21, 1999 to March 31, 2001
         Year Ended March 31, 2001 and Year Ended
         March 31, 2000(audited)                                                F-6

Notes to Consolidated Financial Statements(audited)                             F-7

Consolidated Financial Statements as of and for the Three Months
         Ended June 30, 2001(unaudited)                                         F-17

Consolidated Balance Sheets as of June 30, 2001 (unaudited) and
         March 31, 2001 (audited)                                               F-18

Consolidated Statements of Operations - Cumulative from Incorporation to
         June 30, 2001, three months ended June 30, 2001 and three months
         ended June 30, 2000(unaudited)                                         F-19

Consolidated Statement of Stockholders' Equity for the period ending
         June 30, 2001(unaudited)                                               F-20

Consolidated Statements of Cash Flows - Cumulative from Incorporation to June 30, 2001, three months ended June 30, 2001 and
         three months ended June 30, 2000(unaudited)                            F-21

Notes to Consolidated Financial Statements(unaudited)                           F-22


                                      F-1


DAVIDSON & COMPANY         Chartered Accountants         A Partnership of Incorporated Professionals




                          INDEPENDENT AUDITORS' REPORT



To the Shareholders of
ViaVid Broadcasting Inc.
(A Development Stage Company)


We have audited the consolidated balance sheets of ViaVid Broadcasting Inc.
as at March 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended and for the period from the start of the development stage on January 20, 1999 to March 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended and for the period from the start of the development stage on January 20, 1999 to March 31, 2001 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that ViaVid Broadcasting Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's losses from operations since inception raises substantial doubt as to the Company's ability to continue as a going concern, unless the Company attains future profitable operations and/or obtains additional financing. These financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might result from the outcome of this uncertainty.



                                                          "DAVIDSON & COMPANY"


Vancouver, Canada                                        Chartered Accountants

May 23, 2001
                          A Member of SC INTERNATIONAL

     Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                 Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
AS AT MARCH 31

===============================================================================================================================

                                                                                                         2001            2000
-------------------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT
    Cash                                                                                       $       51,918  $      134,540
    Accounts receivable                                                                                28,330           6,164
    Prepaid expenses                                                                                    9,366          13,045
                                                                                               --------------  --------------

    Total current assets                                                                               89,614         153,749

CAPITAL ASSETS (Note 5)                                                                               163,290         183,740
                                                                                               --------------  --------------

                                                                                               $      252,904  $      337,489
===============================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT
    Accounts payable and accrued liabilities                                                   $       54,848  $       31,794
    Due to related parties (Note 7)                                                                    36,044          17,780
                                                                                               --------------  --------------

    Total current liabilities                                                                          90,892          49,574
                                                                                               --------------  --------------

STOCKHOLDERS' EQUITY
    Capital stock (Note 6)
       Authorized
              25,000,000  common shares with a par value of $0.001 per share
       Issued and outstanding
               8,113,000  common shares (2000 - 6,652,000 common shares)                                8,113           6,652
    Additional paid-in capital                                                                      2,143,074       1,358,077
    Share subscriptions received in advance (Note 11)                                                 106,000               -
    Deficit accumulated during the development stage                                               (2,095,175)     (1,076,814)
                                                                                               --------------  --------------

    Total stockholders' equity                                                                        162,012         287,915
                                                                                               --------------  --------------

                                                                                               $      252,904  $      337,489
===============================================================================================================================

NATURE OF OPERATIONS (Note 1)

SUBSEQUENT EVENTS (Note 11)


              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS



==============================================================================================================================

                                                                           Period From
                                                                         Incorporation
                                                                                    on
                                                                           January 20,
                                                                               1999 to   Year Ended   Year Ended
                                                                             March 31,    March 31,    March 31,
                                                                                  2001         2001         2000
-----------------------------------------------------------------------------------------------------------------
REVENUE

    Broadcast and web income                                               $    87,864  $    39,784  $    44,644
                                                                           -----------  -----------  -----------


EXPENSES
    Amortization                                                                91,251       51,702       31,500
    Consulting                                                                 762,848      456,420      269,614
    Equipment rental                                                            10,266        2,502        6,563
    Foreign exchange                                                            12,989        8,967        4,022
    Graphic design                                                              12,737            -       12,737
    Internet fees                                                               85,830       45,401       39,007
    Office and miscellaneous                                                   149,744       86,940       57,204
    Professional fees                                                          186,649       72,997      103,721
    Rent                                                                       101,405       46,099       47,508
    Salaries and benefits                                                      254,995      152,231       98,475
    Stock based compensation                                                   457,587      119,958      337,629
    Travel and promotion                                                        69,153       21,839       47,314
                                                                           -----------  -----------  -----------

                                                                             2,195,454    1,065,056    1,055,294
                                                                           -----------  -----------  -----------


LOSS BEFORE OTHER ITEM                                                       2,107,590    1,025,272    1,010,650

OTHER ITEM
    Interest income                                                             12,415        6,911        5,504
                                                                           -----------  -----------  -----------


LOSS FOR THE PERIOD                                                        $(2,095,175) $(1,018,361) $(1,005,146)
======================================================================================= ============ ============

BASIC AND DILUTED LOSS PER SHARE                                                        $     (0.14) $     (0.16)
=================================================================================================================

WeiGHTED AVERAGE SHARES OUTSTANDING                                                       7,288,729    6,241,852
=================================================================================================================


              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

================================================================================================================================

                                              Common Stock                                             Deficit
                                       ----------------------------                        Sub-    Accumulated
                                                                      Additional     scriptions     During the
                                             Number                      Paid-in       Received    Development
                                          of Shares         Amount       Capital     in Advance          Stage            Total
-------------------------------------- -------------- ------------- --------------- ------------- --------------- --------------
Shares issued on acquisition
    (Note 4)                              5,100,000   $      5,100  $          -     $         -  $          -     $      5,100
Shares issued for cash                      500,000            500         4,500               -             -            5,000
Shares issued for cash                      100,000            100        49,900               -             -           50,000
Shares issued for cash                      184,000            184       183,816               -             -          184,000
Loss for the period                               -              -             -               -       (71,668)         (71,668)
                                       ------------   ------------  ------------    ------------  ------------    ------------

BALANCE AT MARCH 31, 1999                 5,884,000          5,884       238,216               -       (71,668)         172,432

Shares issued for cash                      768,000            768       782,232               -             -          783,000
Stock-based compensation for
    options issued to consultants
    and non-employees                             -              -       337,629               -             -          337,629
Loss for the year                                 -              -             -               -    (1,005,146)      (1,005,146)
                                       ------------   ------------  ------------    ------------  ------------    ------------

BALANCE AT MARCH 31, 2000                 6,652,000          6,652     1,358,077               -    (1,076,814)         287,915

Shares issued for exercise of
    stock options                           180,000            180       179,820               -             -          180,000
Shares issued for consulting fees            75,000             75        37,425               -             -           37,500
Shares issued pursuant to a
    private placement                       740,000            740       369,260               -             -          370,000
Shares issued for finders fee
    on private placement                      4,000              4         1,996               -             -            2,000
Finders fee on private placement                  -              -       (31,000)              -             -          (31,000)
Shares issued for consulting fees           312,000            312        77,688               -             -           78,000
Shares issued for exercise of
    stock options                           150,000            150        29,850               -             -           30,000
Stock-based compensation for
    options issued to consultants
    and non-employees                             -              -       119,958               -             -          119,958
Subscriptions received in advance                 -              -             -         106,000             -          106,000
Loss for the year                                 -              -             -               -    (1,018,361)      (1,018,361)
                                       ------------   ------------  ------------    ------------  ------------    ------------

BALANCE AT MARCH 31, 2001                 8,113,000   $      8,113  $  2,143,074    $    106,000  $ (2,095,175)    $    162,012
====================================== ============== ============= =============== ============= =============== ==============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

=========================================================================== ================= ================ =================

                                                                                 Period From
                                                                               Incorporation
                                                                                          on
                                                                                 January 20,
                                                                                     1999 to       Year Ended        Year Ended
                                                                                   March 31,        March 31,         March 31,
                                                                                        2001             2001              2000
--------------------------------------------------------------------------- ----------------- ---------------- -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                                     $    (2,095,175)  $    (1,018,361) $    (1,005,146)
    Items not affecting cash
       Amortization                                                                  91,251            51,702           31,500
       Stock based compensation                                                     457,587           119,958          337,629
       Consulting fees                                                              115,500           115,500                -

    Changes in non-cash working capital items
       (Increase) decrease in accounts receivable                                   (28,330)          (22,166)             677
       (Increase) decrease in prepaid expenses                                       (9,366)            3,679          (13,045)
       Increase in accounts payable and accrued liabilities                          54,848            23,054           24,928
                                                                            ---------------   ---------------  ---------------

    Net cash used in operating activities                                        (1,413,685)         (726,634)        (623,457)
                                                                            ---------------   ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of capital assets                                                  (249,106)          (31,252)        (197,730)
    Acquisition of subsidiary                                                          (335)                -                -
                                                                            ---------------   ---------------  --------------

    Net cash used in investing activities                                          (249,441)          (31,252)        (197,730)
                                                                            ---------------   ---------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from shares issued                                                   1,573,000           551,000          783,000
    Subscriptions received in advance                                               106,000           106,000               -
    Loans from related parties                                                       36,044            18,264            9,321
                                                                            ---------------   ---------------  ---------------

    Net cash provided by financing activities                                     1,715,044           675,264          792,321
                                                                            ---------------   ---------------  ---------------

CHANGE IN CASH FOR THE PERIOD                                                        51,918           (82,622)         (28,866)

CASH, BEGINNING OF PERIOD                                                                 -           134,540          163,406
                                                                            ---------------   ---------------  ---------------

CASH, END OF PERIOD                                                         $        51,918   $        51,918  $       134,540
=========================================================================== ================= ================ =================

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS (Note 10)


              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2001
================================================================================

1.       NATURE OF OPERATIONS

         ViaVid Broadcasting Inc., a Nevada corporation, was incorporated on January 20, 1999. On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp. ("VBC"), a Canadian company operating in Vancouver, British Columbia, Canada.

         The Company is engaged in providing webcasting and teleconferencing services to corporate clients throughout North America. In accordance with Statement of Finance Accounting Standards No. 7 "Accounting and Reporting by Development Stage Enterprises", the Company is deemed to be in the development stage.


2.       GOING CONCERN

         As at March 31, 2001, the Company has an accumulated deficit of $2,095,175. The Company's ability to continue as a going concern is dependent on continued financial support in the form of loans from its shareholders and other related parties, the ability of the Company to raise equity financing, and the attainment of profitable operations. Management is of the opinion that sufficient working capital will be obtained from external financing and further share issuances to meet the Company's liabilities as they become due.

         These consolidated financial statements have been prepared on a going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. They do not include any adjustments to the recoverability and classification of recorded asset amounts and liabilities that might be necessary should the Company be unable to continue as a going concern.


3.       SIGNIFICANT ACCOUNTING POLICIES

         ESTIMATES

         In preparing these consolidated financial statements in conformity with generally accepted accounting principles, management was required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and revenues and expenses for the year. Actual results in future periods could be different from these estimates made in the current year. The following is a summary of the significant accounting policies of the Company:

         PRINCIPLES OF CONSOLIDATION

         These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, ViaVid Broadcasting Corp. All significant inter-company balances and transactions have been eliminated.

         CASH

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2001
================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         CAPITAL ASSETS

         Capital assets are recorded at cost and are amortized over their useful lives using the declining balance method at the following rates:

             Computer equipment                                  30%
             Office furniture                                    20%
             Telephone and video equipment                       20%

         ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF

         The Company has adopted Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). In accordance with SFAS 121, long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized. As at March 31, 2001 and 2000, the Company's analysis indicated that there was not an impairment of its long-lived assets.

         FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

         REVENUE RECOGNITION

         Revenue is recognized once the audio conference, filming or editing of a project has been completed.

         FOREIGN CURRENCY TRANSLATION

         The Company accounts for foreign currency transactions and translation of foreign currency financial statements under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"). The Company records its operations in the Canadian subsidiary VBC, using the US dollar. Accordingly, carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in income. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2001

================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)


         SEGMENTED INFORMATION

         In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the manner in which public companies report information about operating segments in annual and interim financial statements. The statement is effective for fiscal years beginning after December 15, 1997. The Company does not have any reporting requirements as defined by SFAS No. 131.

         LOSS PER SHARE

         In February 1997, the FASB issued SFAS 128, "Earnings Per Share". Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the year. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares. The Company is a development stage company and has recorded a loss per share. The weighted average number of shares outstanding for 2001, 7,288,729, and 2000, 6,241,852, do not include the 372,000 (2000 - Nil) warrants outstanding, the stock options of 667,000 (2000 - 642,000) and the 200,000 shares of common stock issued subsequent to March 31, 2001 nor the completed private placements, as their effect would be anti-dilutive.

         INCOME TAXES

         Income taxes are provided in accordance with SFAS 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) results from the net change during the year of deferred tax assets and liabilities.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         STOCK-BASED COMPENSATION

         SFAS 123, "Accounting for Stock-Based Compensation", encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

         The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services".

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2001



3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the FASB issued the SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivative instruments are recorded each period in current earnings or other comprehensive income, depending on the derivative designation. The effective date of SFAS 133 was deferred by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS 133", and further amended by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Transactions". Since the Company does not have derivative instruments and hedging activities, pursuant to SFAS 133, there would be no impact on its financial position or the results of its operations from the adoption of this accounting policy.

4.       ACQUISITION OF VIAVID BROADCASTING CORP.

         On January 27, 1999, the Company completed the acquisition of VBC, a related company having common directors and officers. VBC is a Canadian company incorporated under the laws of British Columbia on July 26, 1994. VBC was inactive from incorporation until October 30, 1998 when it changed its name from 477504 British Columbia Ltd. to ViaVid Broadcasting Corp.

         The Company acquired VBC pursuant to a share exchange agreement whereby the Company agreed to issue 5,100,000 common shares to the shareholders of VBC in exchange for their 3,000 common shares. The Company has accounted for this transaction as a capital transaction. For accounting purposes, the financial statements of the Company and its subsidiary are deemed to have been combined for the prior and current accounting periods. As of the date of acquisition, VBC held no significant assets and liabilities and the accumulated losses to January 27, 1999 was $335.

5.       CAPITAL ASSETS

=============================================================== ============== ===============

                                                                   Accumulated        Net Book
                                                           Cost   Amortization           Value
--------------------------------------------------------------- -------------- ---------------

2001
    Computer equipment                          $      153,986  $       59,402 $       94,584
    Office furniture                                    12,239           3,949          8,290
    Telephone and video equipment                       82,881          22,465         60,416
                                                --------------  -------------- --------------

                                                $      249,106  $       85,816 $      163,290
                                                =============== ============== ===============
2000
    Computer equipment                          $      130,423  $       23,915 $      106,508
    Office furniture                                    10,739           2,064          8,675
    Telephone and video equipment                       76,692           8,135         68,557
                                                --------------  -------------- --------------

                                                $      217,854  $       34,114 $      183,740
=============================================================== ============== ===============


VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2001
================================================================================

6.       CAPITAL STOCK


         The Company issued shares of common stock for the period from incorporation on January 20, 1999 to March 31, 1999 as follows:

             In January 1999, in connection with the acquisition of VBC, the Company issued 5,100,000 shares of common stock under Regulation D, subject to Rule 144 of the Securities Act of 1933, as amended, with a value of $5,100.

             In February 1999, the Company completed an offering of 500,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933, as amended, and realized proceeds of $5,000.

             In February 1999, the Company completed an offering of 100,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933, as amended, and realized proceeds of $50,000.

             In February 1999, the Company completed an offering of 184,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933, as amended, and realized proceeds of $184,000.

         The Company issued shares of common stock during the year ended March 31, 2000 as follows:

             In October 1999, the Company issued 295,000 shares of common stock under Regulation S of the Securities Act of 1933, as amended, and realized proceeds of $295,000.

             In November 1999, the Company issued 202,000 shares of common stock under Regulation S of the Securities Act of 1933, as amended, and realized proceeds of $202,000.

             In December 1999, the Company issued 40,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933, as amended, and realized proceeds of $40,000.

             In January 2000, the Company issued 225,000 shares of common stock on the exercise of stock options and realized proceeds of $225,000.

             In March 2000, the Company issued 6,000 shares of common stock on the exercise of stock options and realized proceeds of $21,000.

         The Company issued shares of common stock during the year ended March 31, 2001 as follows:

             In April 2000, the Company issued 180,000 shares of common stock on the exercise of stock options and realized proceeds of $180,000.

             In July 2000, the Company issued 75,000 shares of common stock for consulting services for an agreed amount of $37,500. The shares were issued under Regulation D, subject to Rule 144 of the Securities Act of 1933, as amended.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2001
================================================================================

6.       CAPITAL STOCK (cont'd...)

             In October 2000, the Company issued 370,000 units at $1.00 per unit pursuant to a unit offering under Regulation S of the Securities Act of 1933, as amended. Each unit consisted of two shares of common stock and one warrant to purchase an additional share of common stock at $0.50 per share until September 30, 2003. The proceeds to the Company were $341,000 (net of a finders fee paid $29,000). In addition to the offering, the Company issued 2,000 units at the same terms and conditions for payment of a finder's fee in placing part of the offering.

             In December 2000 and January 2001, the Company issued 312,000 shares of common stock for consulting services for an agreed amount of $78,000. The shares were issued under Regulation D, subject to Rule 144 of the Securities Act of 1933 as amended.

             In February 2001, the Company issued 150,000 shares of common stock on the exercise of stock options and realized proceeds of $30,000.

         WARRANTS

==================================================================================================

                                                                               2001         2000
--------------------------------------------------------------------------------------------------
Balance, beginning of year                                                         -           -
Issued                                                                       372,000           -
                                                                         -------------------------

Balance, end of year                                                         372,000           -
==================================================================================================

         As at March 31, 2001, there were 372,000 warrants outstanding that are exercisable into 372,000 common shares at $0.50 per share until September 30, 2003.


7.       RELATED PARTY TRANSACTIONS

         The Company entered into the following transactions with related parties:

         Paid or accrued consulting fees as follows:

             o $194,484 (2000 - $142,731) to three directors of the Company

             o $Nil (2000 - $22,938) to a former officer of the Company

         These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties unless otherwise noted.

         Amounts due to related parties are unsecured and are non-interest bearing, therefore, the fair value of the amounts owed to the related parties are not determinable.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2001
================================================================================



8.       INCOME TAXES

         The Company's total deferred tax asset is as follows:

================================================================================

Tax benefit of net operating loss carry forward                  $      677,900
Valuation allowance                                                    (677,900)
                                                                 --------------

                                                                 $           -
================================================================================

         The Company has an operating loss carryforward of approximately $106,700 which expires in the year 2020. The Company's subsidiary, ViaVid Broadcasting Corp., has Canadian operating losses carryforward of approximately $1,280,000 which expire in the year 2008. The Company has provided a full valuation allowance on the deferred tax asset due to the uncertainty regarding realizability.


9.       STOCK-BASED COMPENSATION EXPENSE

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of quoted market price of the Company's stock at the date of grant over the option price. No stock based compensation has resulted from the use of this standard.
         Following is a summary of the stock option activity:


===================================================================================================

                                                   2001                          2000
                                       ------------------------------------------------------------
                                                            Weighted                      Weighted
                                                             Average                       Average
                                              Number        Exercise        Number        Exercise
                                           of Shares           Price     of Shares           Price
----------------------------------------------------- ----------------------------- ---------------

Outstanding, beginning of year              642,000        $    1.49           -          $     -
    Granted                                 715,000             0.85    1,407,000             1.81
    Forfeited                              (360,000)           (1.33)    (534,000)           (1.04)
    Exercised                              (330,000)           (0.64)    (231,000)           (1.04)
                                       ------------                  ------------

Outstanding, end of year                    667,000             0.55      642,000             2.72
====================================================================================================

         The weighted average fair value of options granted to employees, non-employees and consultants during the current year was approximately $0.43 (2000 - $2.76) per share.

         During the year, 427,000 stock options were repriced from $3.50 to $1.00 per share and 435,000 stock options were repriced from $1.00 per share to various prices from $0.37 to $0.20 per share. The repricing of the stock options changed the weighted average at March 31, 2000 from $2.72 to $1.49.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2001
================================================================================


9.       STOCK-BASED COMPENSATION EXPENSE (cont'd...)

         Following is a summary of the status of options outstanding at March 31, 2001:

====================================================================================================

                                      Outstanding Options                 Exercisable Options
                            ------------------------------------------------------------------------

                                               Weighted
                                                Average      Weighted                      Weighted
                                              Remaining       Average                       Average
                                            Contractual      Exercise                      Exercise
Exercise Price                    Number           Life         Price        Number           Price
----------------------------------------- -------------- --------------------------- ---------------

$    1.00                                     20,000          1.8        $    1.00            20,000        $  1.00
     1.00                                    112,000          1.10            1.00           112,000           1.00
     0.30                                     95,000          1.10            0.30            95,000           0.30
     3.50                                     25,000          2.0             3.50            25,000           3.50
     0.30                                     50,000          2.0             0.30            50,000           0.30
     0.20                                    170,000          2.1             0.20           170,000           0.20
     0.37                                     20,000          2.3             0.37            20,000           0.37
     0.30                                      5,000          2.5             0.30             5,000           0.30
     1.00                                     10,000          2.7             1.00            10,000           1.00
     0.40                                     25,000          2.10            0.40            25,000           0.40
     0.30                                     15,000          2.11            0.30             6,000           0.30
     0.30                                    120,000          3               0.30           111,000           0.30
====================================== ============== ============== ============= == =============== ===============


         NON-VESTED STOCK OPTIONS

         The Company has 18,000 shares of common stock exercisable at $0.30 per share that will become fully vested nine months from March 31, 2001.

         Compensation

         Had compensation cost for employees been recognized on the basis of fair value pursuant to Statement of Financial Accounting Standards No. 123, net loss and loss per share would have been adjusted as follows:


=============================================================== ===============

                                                          2001            2000
--------------------------------------------------------------- ---------------

Net loss
    As reported                                 $  (1,018,361)  $  (1,005,146)
                                                 =============== ===============

    Pro forma                                   $  (1,058,854)  $  (1,147,834)
                                                =============== ===============

Basic and diluted loss per share
    As reported                                 $       (0.14)  $       (0.16)
                                                =============== ===============

    Pro forma                                   $       (0.15)  $       (0.18)
=============================================================== ===============

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2001

================================================================================
9.       STOCK-BASED COMPENSATION EXPENSE (cont'd...)

         The fair value of each option granted is estimated using the Black Scholes Model. The assumptions used in calculating fair value were as follows:


========================================================================================

                                                      2001                 2000
----------------------------------------------------------------------------------------

Risk-free interest rate                       4.300% - 6.484%%        5.554% - 6.484%%
Expected life of the options                           2 years                 2 years
Expected volatility                                50%-175.85%                     50%
Expected dividend yield                                   -                       -
========================================================================================

         The Company accounts for stock issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the emerging issues task force consensus in issued No. 96 - 18 "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services".

         The Company granted 665,000 options to third party consultants during the year ended March 31, 2001 and accordingly, the stock based compensation recognized using the Black Scholes Option pricing model was $264,907. The amount expensed during 2001 was $119,958, leaving a balance of $144,949 to be amortized. This amount can be allocated to another expense category in the accompanying consolidated statements of operations as consulting fees.


10.      SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

         ===================================================================================== ===============

                                                                                         2001            2000
         ------------------------------------------------------------------------------------- ---------------


         Cash paid for income taxes                                             $          -   $          -
         ===================================================================================== ===============


         Cash paid for interest                                                 $          -   $          -
         ===================================================================================== ===============

         The following non-cash investing and financing transactions occurred during the period ended March 31, 2001:

         a) The Company issued 387,000 shares of common stock at an agreed value of $115,500 for consulting services.

         b) The Company issued 4,000 shares of common stock at an agreed value of $2,000 as a finders fee relating to the private placement completed in October 2000.

         There were no non-cash operating, investing and financing transactions for the year ended March 31, 2000.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2001
================================================================================

11.      SUBSEQUENT EVENTS

         The following events occurred subsequent to March 31, 2001:

         a) In May 2001, the Company issued 200,000 shares of common stock for consulting services for an agreed amount of $10,000.

         b) In May 2001, the Company completed a private placement of 1,290,000 units at $0.20 per unit and realized proceeds of $258,000 (of which $106,000 was received at March 31, 2001). Each unit consists of one share of common stock and one warrant, enabling the holder to purchase an additional share of common stock at $0.20 per share until February 28, 2004.

         c) In May 2001, the Company completed a private placement of 500,000 units at $0.05 per unit and realized proceeds of $25,000. Each unit consists of one share of common stock and one warrant enabling the holder to purchase an additional share of common stock at $0.05 per share until February 28, 2004.

                        CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF AND FOR THE THREE MONTHS ENDED
                                  JUNE 30, 2001
                                   (UNAUDITED)
                      (EXPRESSED IN UNITED STATES DOLLARS)

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(Expressed in United States Dollars)
(Unaudited)

===================================================================================================
                                                                       June 30,       March 31,
                                                                         2001            2001
------------------------------------------------------------------------------------ ---------------

ASSETS
Current
    Cash and cash equivalents                                         $      21,787  $       51,918
    Amounts receivable                                                       33,015          28,330
    Prepaid expenses                                                          5,208           9,366
                                                                      -------------  --------------

    Total current assets                                                     60,010          89,614

Capital assets (Note 5)                                                     165,189         163,290
                                                                      -------------  --------------

Total assets                                                          $     225,199  $      252,904
==================================================================================== ===============



LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
    Accounts payable and accrued liabilities                                                   $      39,487  $       54,848
    Due to related parties (Note 7)                                                                   36,567          36,044
                                                                                               -------------  --------------

    Total current liabilities                                                                         76,054          90,892
                                                                                               -------------  --------------

STOCKHOLDERS' EQUITY
    Capital stock (Note 6)
       Authorized
              25,000,000  common shares with a par value of $0.001 per share
       Issued and outstanding
              10,453,000  common shares (March 31, 2001 - 8,113,000 common shares)                    10,453           8,113
    Additional paid-in capital                                                                     2,502,445       2,143,074
    Share subscriptions received in advance                                                               -          106,000
    Deficit accumulated during the development stage                                              (2,363,753)     (2,095,175)
                                                                                               -------------  --------------

    Total stockholders' equity                                                                       149,145         162,012
                                                                                               -------------  --------------

Total liabilities and stockholders' equity                                                     $     225,199  $      252,904
============================================================================================== ============== ===============



NATURE OF OPERATIONS (Note 1)


              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited)

=========================================================================== ================ ================ ====

                                                                   Cumulative
                                                                      Amounts
                                                                         From
                                                                Incorporation
                                                                           on
                                                                   January 20,      Three Month      Three Month
                                                                       1999 to     Period Ended     Period Ended
                                                                      June 30,         June 30,         June 30,
                                                                          2001             2001             2000
------------------------------------------------------------------------------- ---------------- ----------------



REVENUE
    Broadcast and web income                                   $       125,236  $        37,372  $         4,689
                                                               ---------------  ---------------  ---------------


EXPENSES
    Amortization                                                       102,257           11,006           11,967
    Consulting                                                         909,421          146,573           81,986
    Equipment rental                                                    10,266             -                 916
    Foreign exchange                                                    13,419              430            7,676
    Graphic design                                                      12,737               -                -
    Internet fees                                                       90,009            4,179           15,713
    Office and miscellaneous                                           191,265           41,521           16,864
    Professional fees                                                  196,595            9,946           11,241
    Rent                                                               112,499           11,094           11,506
    Salaries and benefits                                              285,855           30,860           46,250
    Stock based compensation                                           491,298           33,711           17,287
    Travel and promotion                                                86,475           17,322           15,182
                                                               ---------------  ---------------  ---------------

                                                                     2,502,096          306,642          236,588
                                                               ---------------  ---------------  ---------------


                          LOSS BEFORE OTHER ITEM                    (2,376,860)        (269,270)        (231,899)


                                OTHER ITEM
    Interest income                                                     13,107              692            2,407
                                                               ---------------  ---------------  ---------------


LOSS FOR THE PERIOD                                            $    (2,363,753) $      (268,578) $      (229,492)
=============================================================================== ================ ================

BASIC AND DILUTED LOSS PER SHARE                                                $        (0.03)  $        (0.03)
=============================================================================== ================ ================

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING                         8,898,054        6,772,000
=============================================================================== ================ ================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Expressed in United States Dollars)
(Unaudited)

====================================== ============================ ============== ============== ============= ==============


                                              Common Stock                                             Deficit
                                       ----------------------------                        Sub-    Accumulated
                                                                       Additional     scriptions    During the
                                              Number                      Paid-in       Received   Development
                                           of Shares        Amount        Capital     in Advance         Stage          Total
-------------------------------------- -------------- ------------- -------------- -------------- ------------- --------------
   Shares issued on acquisition
      (Note 4)                           5,100,000   $      5,100  $         -    $         -    $         -   $      5,100
    Shares issued for cash                  500,000            500         4,500             -              -          5,000
    Shares issued for cash                  100,000            100        49,900             -              -         50,000
    Shares issued for cash                  184,000            184       183,816             -              -        184,000
    Loss for the period                          -              -             -              -         (71,668)      (71,668)
                                       ------------   ------------  ------------   ------------   ------------  ------------
BALANCE AT MARCH 31, 1999                 5,884,000          5,884       238,216             -         (71,668)      172,432
    Shares issued for cash                  768,000            768       782,232             -              -        783,000
    Stock-based compensation for
       options issued to consultants
       and non-employees                         -              -        337,629             -              -        337,629
    Loss for the year                            -              -             -              -      (1,005,146)   (1,005,146)
                                       ------------   ------------  ------------   ------------   ------------  ------------
BALANCE AT MARCH 31, 2000                 6,652,000          6,652     1,358,077             -      (1,076,814)      287,915
    Shares  issued  for  exercise  of
stock
       Options                              180,000            180       179,820             -              -        180,000
    Shares issued for consulting fees        75,000             75        37,425             -              -         37,500
    Shares   issued   pursuant  to  a       740,000            740       369,260             -              -        370,000
private placement
    Shares issued for finders fee on
       private placement                      4,000              4         1,996             -              -          2,000
    Finders fee on private placement             -              -        (31,000)            -              -        (31,000)
    Shares issued for consulting fees       312,000            312        77,688             -              -         78,000
    Shares issued for exercise of
       stock options                        150,000            150        29,850             -              -         30,000
    Stock-based compensation for
       options issued to consultants
       and non-employees                         -              -        119,958             -              -        119,958
    Subscriptions received in advance            -              -             -         106,000             -        106,000
    Loss for the year                            -              -             -              -      (1,018,361)   (1,018,361)
                                       ------------   ------------  ------------   ------------   ------------  ------------
BALANCE AT MARCH 31, 2001                 8,113,000   $      8,113  $  2,143,074   $    106,000   $ (2,095,175) $    162,012
    Subscriptions received in                    -              -             -        (106,000)            -       (106,000)
advance
    Shares issued for cash                 1,290,000         1,290        256,710            -              -         258,000
    Shares issued for consulting fees       200,000            200         9,800             -              -         10,000
    Shares         issued         for       350,000            350        34,650             -              -         35,000
consulting      fees
    Shares issued for cash                   500,000                                         -              -          25,000
                                                               500         24,500
    Stock-based compensation for
options  issued  to  consultants  and
non-employees                                    -              -         33,711             -              -         33,711
    Loss for the period                          -              -             -              -        (268,578)     (268,578)
                                       ------------   ------------  ------------   ------------   ------------  ------------
      BALANCE AT JUNE 30, 2001           10,453,000   $     10,453  $  2,502,445   $         -    $ (2,363,753) $    149,145
====================================== ============== ============= ============== ============== ============= ==============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company) CONSOLIDATED STATEMENTS OF CASH FLOWS (Expressed in United States Dollars)
(Unaudited)

=========================================================================== ================ ================ ================

                                                                                 Cumulative
                                                                                    Amounts
                                                                                       From
                                                                              Incorporation
                                                                                         on
                                                                                January 20,      Three Month      Three Month
                                                                                    1999 to     Period Ended     Period Ended
                                                                                   June 30,         June 30,         June 30,
                                                                                       2001             2001             2000
--------------------------------------------------------------------------- ---------------- ---------------- ----------------



CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                                     $    (2,363,753) $      (268,578) $      (229,492)
    Items not affecting cash:
       Amortization                                                                 102,257           11,006           11,967
       Stock based compensation                                                     491,298           33,711           17,287
       Consulting fees                                                              160,500           45,000               -

    Changes in non-cash working capital items:
       Increase in amounts receivable                                               (33,015)          (4,685)          (3,437)
       (Increase) decrease in prepaid expenses                                       (5,208)           4,158            2,654
       Increase(decrease) in accounts payable and accrued liabilities                39,487          (15,361)          (5,087)
                                                                            ---------------  ---------------  ---------------

    Net cash used in operating activities                                        (1,608,434)        (194,749)        (206,108)
                                                                            ---------------  ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of capital assets                                                  (262,011)         (12,905)          (3,522)
    Acquisition of subsidiary                                                          (335)              -                -
                                                                            ---------------  ---------------  --------------

    Net cash used in investing activities                                          (262,346)         (12,905)          (3,522)
                                                                            ---------------  ---------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from shares issued                                                   1,856,000          283,000          180,000
    Subscriptions received in advance                                                 -             (106,000)              -
    Loans (repayments) from related parties                                          36,567              523           (6,950)
                                                                            ---------------  ---------------  ---------------

    Net cash provided by financing activities                                     1,892,567          177,523          173,050
                                                                            ---------------  ---------------  ---------------

                      CHANGE IN CASH FOR THE PERIOD                                  21,787          (30,131)         (36,580)

              CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                             -            51,918          134,540
                                                                            ---------------  ---------------  ---------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                    $        21,787  $        21,787  $        97,960
=========================================================================== ================ ================ ================

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS (Note 10)

              The accompanying notes are an integral part of these
                       consolidated financial statements.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2001
================================================================================
1.       NATURE OF OPERATIONS

         ViaVid Broadcasting Inc., a Nevada corporation, was incorporated on January 20, 1999. On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp. ("VBC"), a Canadian company operating in Vancouver, British Columbia, Canada.

         The Company is engaged in providing webcasting and teleconferencing services to corporate clients throughout North America. In accordance with Statement of Finance Accounting Standards No. 7 "Accounting and Reporting by Development Stage Enterprises", the Company is deemed to be in the development stage.


2.       BASIS OF PRESENTATION

         The accompanying consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, comprehensive loss, changes in stockholders' equity and cash flows at June 30, 2001 and for the periods there ended have been made. These financial statements should be read in conjunction with the audited financial statements of the Company for the year ended March 31, 2001. The results of operations for the period ended June 30, 2001 are not necessarily indicative of the results to be expected for the year ending March 31, 2001.

3.       GOING CONCERN

         As at June 30, 2001, the Company has an accumulated deficit of $2,363,753. The Company's ability to continue as a going concern is dependent on continued financial support in the form of loans from its shareholders and other related parties, the ability of the Company to raise equity financing, and the attainment of profitable operations. Management is of the opinion that sufficient working capital will be obtained from external financing and further share issuances to meet the Company's liabilities as they become due.

         These consolidated financial statements have been prepared on a going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business. They do not include any adjustments to the recoverability and classification of recorded asset amounts and liabilities that might be necessary should the Company be unable to continue as a going concern.

4.       SIGNIFICANT ACCOUNTING POLICIES

         ESTIMATES

         In preparing these consolidated financial statements in conformity with generally accepted accounting principles, management was required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results in future periods could be different from these estimates made in the current period. The following is a summary of the significant accounting policies of the
         Company:

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2001
================================================================================

4.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         PRINCIPLES OF CONSOLIDATION

         These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, VBC. All significant inter-company balances and transactions have been eliminated.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

         CAPITAL ASSETS

         Capital assets are recorded at cost and are amortized over their useful lives using the declining balance method at the following rates:

             Computer equipment                             30%
             Office furniture                               20%
             Telephone and video equipment                  20%


         ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF

         The Company has adopted Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). In accordance with SFAS 121, long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. In the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized. As at June 30, 2001, the Company's analysis indicated that there was not an impairment of its long-lived assets.


         FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash, amounts receivable, accounts payable and accrued liabilities and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2001
================================================================================

4.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)


         REVENUE RECOGNITION


         Revenue is recognized once the audio conference, filming or editing of a project has been completed and collection is reasonably assured.


         FOREIGN CURRENCY TRANSLATION


         The Company accounts for foreign currency transactions and translation of foreign currency financial statements under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"). The Company records its operations in the Canadian subsidiary VBC, using the US dollar. Accordingly, carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in income. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.


         SEGMENTED INFORMATION


         In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the manner in which public companies report information about operating segments in annual and interim financial statements. The statement is effective for fiscal years beginning after December 15, 1997. The Company does not have any reporting requirements as defined by SFAS No. 131.


         LOSS PER SHARE


         In February 1997, the FASB issued SFAS 128, "Earnings Per Share". Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the year. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares. The Company is a development stage company and has recorded a loss per share. The weighted average number of shares outstanding at June 30, 2001 of 8,898,054 (2000 - 6,772,000), do not include the 2,162,000 (2000 - Nil)
         warrants outstanding, the stock options of 822,000 (2000 - 837,000) as their effect would be anti-dilutive.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2001

================================================================================

4.       SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

         INCOME TAXES


         Income taxes are provided in accordance with SFAS 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) results from the net change during the year of deferred tax assets and liabilities.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


         STOCK-BASED COMPENSATION


         SFAS 123, "Accounting for Stock-Based Compensation", encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

         The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services".


         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES


         In June 1998, the FASB issued the SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivative instruments are recorded each period in current earnings or other comprehensive income, depending on the derivative designation. The effective date of SFAS 133 was deferred by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS 133", and further amended by SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Transactions". Since the Company does not have derivative instruments and hedging activities, pursuant to SFAS 133, there would be no impact on its financial position or the results of its operations from the adoption of this accounting policy.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2001
================================================================================

5.       CAPITAL ASSETS

================================================================= ============== ===============

                                                                     Accumulated        Net Book
                                                             Cost   Amortization           Value
----------------------------------------------------------------- -------------- ---------------


June 30, 2001
    Computer equipment                            $      166,329  $       66,959 $       99,370
    Office furniture                                      12,239           4,364          7,875
    Telephone and video equipment                         83,444          25,500         57,944
                                                  --------------  -------------- --------------

                                                  $      262,012  $       96,823 $      165,189
                                                  =============== ============== ===============


March 31, 2000
    Computer equipment                            $      153,986  $       59,402 $       94,584
    Office furniture                                      12,239           3,949          8,290
    Telephone and video equipment                         82,881          22,465         60,416
                                                  --------------  -------------- --------------

                                                  $      249,106  $       85,816 $      163,290
================================================================= ============== ===============

6.       CAPITAL STOCK

         The Company issued shares of common stock during the three month period ended June 30, 2001 as follows:

             In April 2001, the Company issued 200,000 shares of common stock for consulting services for an agreed amount of $10,000. The shares were registered under a Registration Statement on Form S-8 under the Securities Act of 1933, as amended.

             In June 2001, the Company issued 1,290,000 units at $0.20 per pursuant to an offering under Regulations D and S of the Securities Act of 1933, as amended. Each unit consisted of one share of common stock and one warrant enabling the holder to purchase an additional share of common stock at $0.20 per share until February 28, 2004. The proceeds to the Company were $258,000.

             In June 2001, the Company issued 350,000 shares of common stock for consulting services for an agreed amount of $35,000. The shares issued were exempt from registration under the Securities Act of 1933, as amended, by virtue of the exemption afforded by Section 4(2) thereof.

             In June 2001, the Company issued 500,000 units at $0.20 per pursuant to an offering under Regulations D and S of the Securities Act of 1933, as amended. Each unit consisted of one share of common stock and one warrant enabling the holder to purchase an additional share of common stock at $0.05 per share until February 28, 2004. The proceeds to the Company were $25,000.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2001
================================================================================


6.       CAPITAL STOCK (cont'd.....)

         WARRANTS

===========================================================================================

Balance, March 31, 2001                                                            372,000
    Issued during the period                                                     1,790,000
                                                                             -------------

Balance, June 30, 2001                                                           2,162,000
===========================================================================================

         As at June 30, 2001, there were 372,000 warrants outstanding that are exercisable into 372,000 common shares at $0.50 per share until September 30, 2003, 1,290,000 warrants outstanding that are exercisable into 1,290,000 common shares at $0.20 per share until February 28, 2004 and 500,000 warrants outstanding that are exercisable into 500,000 common shares at $0.05 per share until February 28, 2004.

7.       RELATED PARTY TRANSACTIONS

         During the period, the Company entered into the following transactions with related parties:

         Paid or accrued consulting fees as follows:

             o $43,794 (2000 - $45,418) to three directors of the Company

             o $Nil (2000 - $8,074) to a former officer of the Company

         These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties unless otherwise noted.

         Amounts due to related parties are unsecured and are non-interest bearing, therefore, the fair value of the amounts owed to the related parties are not determinable.

8.       INCOME TAXES

         The Company's total deferred tax asset is as follows:

========================================================================================== ===============

                                                                                  June 30,      March 31,
                                                                                      2001           2001
------------------------------------------------------------------------------------------ ---------------

Tax benefit of net operating loss carry forward                             $      803,700 $      677,900
Valuation allowance                                                               (803,700)      (677,900)
                                                                            -------------- --------------

                                                                            $           -  $           -
========================================================================================== ===============


VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2001



8.       INCOME TAXES (cont'd.....)

         The Company has an operating loss carryforward of approximately $106,700 which expires in the year 2020. The Company's subsidiary, ViaVid Broadcasting Corp., has Canadian operating losses carryforwards of approximately $1,280,000 which expire in the year 2008. The Company has provided a full valuation allowance on the deferred tax asset due to the uncertainty regarding realizability.


9.       STOCK-BASED COMPENSATION EXPENSE

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of quoted market price of the Company's stock at the date of grant over the option price. No stock based compensation has resulted from the use of this standard.


         Following is a summary of the stock option activity:


==================================================================================

                                                                         Weighted
                                                                          Average
                                                           Number        Exercise
                                                        of Shares           Price
------------------------------------------------------------------ ---------------

Outstanding at March 31, 2000                            642,000   $         1.49
    Granted                                              715,000             0.85
    Forfeited                                           (360,000)           (1.33)
    Exercised                                           (330,000)           (0.64)
                                                   -------------

Outstanding at March 31, 2001                            667,000             0.55
    Granted                                              155,000             0.20
    Forfeited                                                 -                -
    Exercised                                                 -                -
                                                   -------------

Outstanding, June 30, 2001                               822,000             0.48
================================================================== ===============

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2001
================================================================================

9.       STOCK-BASED COMPENSATION EXPENSE (cont'd...)

         The weighted average fair value of options granted to employees, non-employees and consultants during the three month period ended June 30, 2001 was approximately $0.16 (2000 - $1.45) per share.

         During the three month period ended June 30, 2001, no stock options were repriced. During the three month period ended June 30, 2000, 302,000 stock options were repriced from $3.50 per share to $1.00 per share.

         Following is a summary of the status of options outstanding at June 30, 2001:


====================================== =========================================== == ===============================

                                                  Outstanding Options                      Exercisable Options
                                        -------------- -------------- -------------    --------------- ---------------

                                    Weighted
                                                            Average      Weighted                           Weighted
                                                          Remaining       Average                            Average
                                                        Contractual      Exercise                           Exercise
Exercise Price                                Number           Life         Price             Number           Price
-------------------------------------- -------------- -------------- ------------- -- --------------- ---------------

$    1.00                                     20,000          1.4        $    1.00            20,000        $  1.00
     1.00                                    112,000          1.6             1.00           112,000           1.00
     0.30                                     95,000          1.6             0.30            95,000           0.30
     3.50                                     25,000          1.7             3.50            25,000           3.50
     0.30                                     50,000          1.8             0.30            50,000           0.30
     0.20                                    170,000          1.9             0.20           170,000           0.20
     0.37                                     20,000          2.0             0.37            20,000           0.37
     0.30                                      5,000          2.2             0.30             5,000           0.30
     1.00                                     10,000          2.3             1.00            10,000           1.00
     0.40                                     25,000          2.5             0.40            25,000           0.40
     0.30                                     15,000          2.6             0.30             9,000           0.30
     0.30                                    120,000          2.8             0.30           114,000           0.30
     0.20                                    150,000          2.8             0.20           150,000           2.80
     0.30                                      5,000          2.9             0.30             5,000           2.90
====================================== ============== ============== ============= == =============== ===============

         NON-VESTED STOCK OPTIONS

         The Company has 12,000 shares of common stock exercisable at $0.30 per share that will become fully vested six months from June 30, 2001.

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2001
================================================================================

9.       STOCK-BASED COMPENSATION EXPENSE (cont'd...)

         Compensation

         Had compensation cost for employees been recognized on the basis of fair value pursuant to Statement of Financial Accounting Standards No. 123, net loss and loss per share would have been adjusted as follows:


========================================================================= =================

                                                             Three Month       Three Month
                                                            Period Ended      Period Ended
                                                                June 30,          June 30,
                                                                    2001              2000
------------------------------------------------------------------------- -----------------

Net loss
    As reported                                          $      (268,578) $      (229,492)
                                                         ================ =================

    Pro forma                                            $      (269,373) $      (249,886)
                                                         ================ =================

Basic and diluted loss per share
    As reported                                          $         (0.03) $         (0.04)
                                                         ================ =================

    Pro forma                                            $         (0.03) $         (0.04)
========================================================================= =================


         The fair value of each option granted is estimated using the Black Scholes Option Pricing Model. The assumptions used in calculating fair value were as follows:

======================================================================================================

                                                               Three Month                Three Month
                                                              Period Ended               Period Ended
                                                                  June 30,                   June 30,
                                                                      2001                       2000
------------------------------------------------------------------------------------------------------

Risk-free interest rate                                   4.300% - 4.327%           5.554% - 6.484%%
Expected life of the options                                      2 years                    2 years
Expected volatility                                     180.41% - 191.78%                        50%
Expected dividend yield                                              -                          -
======================================================================================================


         The Company accounts for stock issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in issued No. 96 - 18 ("EITF 96-18") "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services".

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
(Unaudited)
JUNE 30, 2001
================================================================================


9.       STOCK-BASED COMPENSATION EXPENSE (cont'd...)

         The Company granted 150,000 options to third party consultants during the three month period ended June 30, 2001 and accordingly, the stock based compensation recognized using the Black Scholes Option pricing model was $24,192. The amount expensed during the three month period ended June 30, 2001 was $33,711, which included stock-based compensation of $3,024 from the three month period ended June 30, 2001 and unamortized balance of $30,687 from the prior periods. Unamortized balance at June 30, 2001 totaled $135,360 which will be amortized to expense over the remaining term of consultants' services which range over a term of one to two years.


10.      SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

         =========================================================== ================

                                                        Three Month      Three Month
                                                       Period Ended     Period Ended
                                                           June 30,         June 30,
                                                               2001             2000
         ----------------------------------------------------------- ----------------


         Cash paid for income taxes                $          -      $          -
         =========================================================== ================


         Cash paid for interest                    $          -      $          -
         =========================================================== ================

         The following non-cash investing and financing transactions occurred during the period from April 1, 2001 to June 30, 2001:

         a) The Company issued 550,000 shares of common stock at an agreed value of $45,000 for consulting services.

         There were no non-cash, investing and financing transactions during the period from April 1, 2000 to June 30, 2000.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.7502 of the Nevada General Corporation Law and Article XI,
Section 43 of the Registrant's By-Laws provide for indemnification of present and former officers, directors, employees and agents.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses in connection with the issuance and distribution of the securities being registered hereunder, other than underwriting commissions and expenses, are estimated to be as follows:

            Registration Fee                                     $     163.00
            Printing Expenses                                    $   1,500.00
            Accounting Fees and Expenses                         $   1,500.00
            Legal Fees and Expenses                              $  10,000.00
            Transfer Agent and Registrar Fees and Expenses       $     250.00
            Miscellaneous Expenses                               $   1,587.00
                                                                 ------------

            TOTAL                                                 $ 15,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         During the past three years, the Registrant has issued the following unregistered securities.

         1. On January 27, 1999, the Registrant issued 5,100,000 shares of common stock pursuant to the Acquisition Agreement dated January 26, 1999 between the Registrant and Paul Watkins, Cheryl Watkins, Kathler Holdings, Inc. and 549419 B.C. Ltd. in exchange for all of the outstanding capital stock of ViaVid Broadcasting Corp., a British Columbia corporation. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act").

         2. On February 2, 1999, the Registrant completed the sale of 500,000 shares of common stock to two (2) purchasers at a price of $0.01 per share. The shares were sold to O.

                                   Part II-1

Ronald Jones, then the Vice President-Finance of the Registrant and Mr. Jones' son. The shares were offered and sold pursuant to Rule 504 of Regulation D of the Act.

         3. On February 12, 1999, the Registrant completed the sale of 100,000 shares of common stock to eight (8) purchasers at a price of $0.50 per share. The shares were offered and sold pursuant to Rule 504 of Regulation D of the Act to persons known to the Registrant's officers and directors None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

         4. On April 5, 1999, the Registrant completed the sale of 184,000 shares of common stock to twelve (12) purchasers at a price of $1.00 per share. The shares were offered and sold pursuant to Rule 504 of Regulation D of the Act to persons known to the Registrant's officers and directors. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

         5. During the period from May 15, 1999 to October 7, 1999, the Registrant completed the sale of 497,000 shares of common stock to a total of nine (9) purchasers pursuant to Regulation S under the Act. Each purchaser represented to the Registrant that the purchaser was a "Non-U.S. Person". Each purchaser represented his intention to acquire the securities for investment only and not with a view to distribution. Legends were affixed to the stock certificates. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

         6. During November, 1999, the Registrant completed the sale of 40,000 shares of common stock to a total of four (4) purchasers pursuant to Rule 506 of Regulation D of the Act. Each purchaser represented to the Registrant that the purchaser was an "accredited investor," as defined in Rule 501 of Regulation D of the Act. Each purchaser represented his intention to acquire the securities for investment only and not with a view to their distribution. Legends were affixed to the stock certificates. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

         7. During October 2000, the Registrant issued to 15 persons 370,000 units of securities, each unit consisting of two shares of common stock and one warrant to purchase an additional share of common stock at $0.50 per share until September 30, 2003. Each unit was sold for $1.00. The securities were offered and sold pursuant to Regulation S under the Act. The proceeds were $341,000 (net of a finder's fee paid $29,000). In addition to the offering, the Registrant issued 2,000 units on the same terms and conditions for payment of a finder's fee in placing part of the offering. The Registrant also issued 4,000 shares of common stock at an agreed value of $2,000 as a finder's fee relating to the offering. Each purchaser represented his intention to acquire the securities for investment only and not with a view to their distribution. Legends were affixed to the stock certificates.

                                   Part II-2

         8. During the year ended March 31, 2001, the Registrant issued an aggregate 937,000 shares to five persons for consulting services rendered. Each person represented his intention to acquire the securities for investment only and not with a view to distribution. Legends were affixed to the stock certificates. The securities were issued in reliance upon the exemption from the registration requirements of the Act afforded by Section 4(2). No underwriter was involved in the issuance of the securities.

         9. During the period February through May, 2001, the Registrant issued to 16 persons 1,790,000 units of securities, each unit consisting of one share of common stock and one warrant to purchase an additional share of common stock at $0.20 per share, except as to 500,000 warrants exercisable at $0.05 per share, until February 28, 2004. Each unit was sold for $0.05. Each purchaser represented to the Registrant that the purchaser was an "accredited investor," as defined in Rule 501 of Regulation D of the Act. The securities were offered and sold pursuant to Regulations D and S under the Act. The proceeds were $270,500. Each purchaser represented his intention to acquire the securities for investment only and not with a view to their distribution. Legends were affixed to the stock certificates.


                                   Part II-3

ITEM 27. EXHIBITS
      EXHIBIT NUMBER                                               DESCRIPTION
----------------------------



            3.1       Articles of Incorporation1

            3.2       By-Laws1

            4.1       Stock Option Plan dated October 20, 19992

            5.1       Opinion of William S. Clarke, P.A.(4)

           10.1       Acquisition  Agreement  dated  January 26, 1999 between the Company and Paul Watkins,
                      Cheryl Watkins, Kathler Holdings Inc. and 549419 B.C. Ltd.1

           10.2       Consulting Contract with Kathler Holdings Inc.1

           10.3       Consulting Contract with Watkins Communications Inc.1

           10.4       Lease  Agreement  dated November 1, 1999 between the Company and  Greenhouse  Studios
                      Inc.1

           10.5       Consulting Contract with 549419 B.C. Ltd.1

            21        Subsidiaries of the Registrant
                      Name                               State of Incorporation
                      ----------------------------------------------------------
                      ViaVid Broadcasting Corp.          British Columbia

           23.1       Consent of Davidson & Company to use its Report on Audited Financial Statements3

           23.2       Consent of William S. Clarke, P.A. (included in Exhibit 5.1)

            24        Power of Attorney (included in the Signature Pages of this Registration Statement)

----------------------------------
1Incorporated by reference from registration statement on Form 10-SB12G
 (File No.0-26535)
2Incorporated by reference from registration statement on Form S-8 filed with the commission on December 29, 1999 (File No.333-93821) 3Filed herewith 4Previously filed

                                   Part II-4

ITEM 28. UNDERTAKINGS

         A.       The undersigned Registrant hereunder undertakes:

                  (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                           (i) include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                           (ii) reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) include any additional or changed material
information on the plan of distribution.

                  (2) That, for the purpose of determining liability under the Act, to treat each such post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                  (4) For purposes of determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

                  (5) For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         B. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions, or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   Part II-5

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2, and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Burnaby, Province of British Columbia, on August 16, 2001.


                                                   VIAVID BROADCASTING, INC.



                                            By:    /s/ Brian Kathler
                                                  --------------------------
                                                  Brian Kathler, President,


         In accordance with the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  /s/ Brian Kathler                         Director and President,             August 16, 2001
-------------------------------------
Brian Kathler                                  (Principal Executive Officer and
                                               Principal Financial and Accounting Officer)

Paul Watkins
  /s/ Brian Kathler
  (pursuant to power of attorney)           Director                            August 16, 2001
----------------------------------------

Robert Gamon
  /s/ Brian Kathler
  (pursuant to power of attorney)           Director                            August 16, 2001
----------------------------------------

James King
  /s/ Brian Kathler
  (pursuant to power of attorney)           Director                            August 16, 2001
-----------------------------------------

                            VIAVID BROADCASTING, INC.

                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of ViaVid Broadcasting, Inc. a Nevada corporation, which is filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Brian Kathler and Paul Watkins, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



  /s/ Brian Kathler                         Director and President,             August 16, 2001
---------------------------------           (Principal Executive Officer and
Brian Kathler                               Principal Financial and Accounting Officer)

  /s/ Paul Watkins                          Director                            August 16, 2001
---------------------------------
Paul Watkins

  /s/ Robert Gamon                          Director                            August 16, 2001
------------------------------------
Robert Gamon

  /s/ James King                             Director                           August 16, 2001
---------------------------------
James King
